Exhibit 2.1



                            ASSET PURCHASE AGREEMENT

                            dated September 30, 1999

                                  BY AND AMONG

                           TOP SOURCE AUTOMOTIVE, INC.

                          TOP SOURCE TECHNOLOGIES, INC.

                                       and

                               ONKYO AMERICA, INC.


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         This ASSET PURCHASE AGREEMENT has been entered into as of September 30,
1999 by and among ONKYO AMERICA, INC., an Indiana corporation ("Purchaser"), TOP SOURCE TECHNOLOGIES, INC., a Delaware corporation ("Parent"), and TOP SOURCE AUTOMOTIVE, INC., a Florida corporation ("Seller").


                                   ARTICLE I.

                                    RECITALS

         1. Seller engages in the business of the design, assembly and sale of overhead mounted speaker systems installed in vehicles on an original equipment manufacturer and after-market basis (the "OHSS") and operates an innovative sound laboratory and assembly facility in Troy, Michigan from which it assembles the OHSS and creates and assembles custom designs for other sound systems (the OHSS business and such other designs being sometimes collectively referred to hereafter as the "Business").

         2. Of the 1,000 authorized, issued and outstanding common shares of Seller, Parent owns of record and beneficially 801 shares; NCT Audio Products, Inc., and/or its parent Noise Cancellation Technologies, Inc. (together, "NCT"), collectively own of record and, to the best of the knowledge of Parent and Seller, beneficially, 150 shares; and Purchaser owns of record and beneficially 49 shares.

         3. Purchaser desires to purchase the Business and substantially all of the assets of Seller (and certain patent rights related to the Business owned by Parent), and Parent and Seller desire to sell the Business and such assets to Purchaser, in each case upon the terms and subject to the conditions set forth in this Agreement.

         In   consideration   of   the   foregoing   and   of   the   respective
representations, warranties, covenants, and agreements herein contained, and intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE II.

                                   DEFINITIONS


         As used in this Agreement, the following terms have the meanings indicated below:

         "Accounts Receivable" means all accounts and notes receivable, rights to refunds, and deposits and prepaid items or credits, of Seller, excluding inter-company items receivable from Parent and other affiliates of Seller.

         "Acquired Assets" means (i) the Accounts Receivable, Assigned Contracts, Equipment and Machinery, Files and Records, Intangible Assets, Intellectual Property, Inventory, Licenses and Permits (to the extent transferable by Seller), Leased Real Property, and all other assets of Seller (excluding inter-company items and cash) as of the Closing Date (including all such items shown or reflected in the August 31, 1999 Balance Sheet of Seller, with additions thereto, net of dispositions in the ordinary course of business, since the Balance Sheet date), of every kind, nature, character, and description, whether real, personal or mixed, whether accrued, contingent or other, and wherever situated, and whether or not reflected in any financial statement of Seller, and (ii) the Parent Intellectual Property.

         "Agreement Balance Sheet" has the meaning specified in Section 6.06.

         "Assigned Contracts" means the Real Property Leases, Purchase Orders, Sales Orders, those Equipment and Machinery leases and agreements specified in
Schedule 6.12, and those Other Contracts specifically designated as Assigned Contracts on Schedule 6.22.

         "Assumed Liabilities" has the meaning specified in Section 3.02.

         "Balance Sheet Date" means the date of the Agreement Balance Sheet.

         "Bank" shall mean LaSalle Bank National Association, Indianapolis, Indiana, in its capacity as senior lender to Purchaser.

         "Business" has the meaning specified in the Recitals hereto.

         "Business Day" means any day other than Saturday, Sunday, and any other day on which there is no trading on the floor of the New York Stock Exchange.

         "Cash Purchase Price" has the meaning specified in Section 4.01(a)(i).

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liabilities Act of 1980, as amended.

         "Claim" has the meaning specified in Section 11.01.

         "Closing" has the meaning specified in Article V.

         "Closing Date" has the meaning specified in Article V.

         "COBRA" means Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Computer Software" means all computer source codes, programs, data files, and other software (including both applications software and operating software), including all machine readable code, printed listings of code, documentation, and related property and information relating to the Business, including licenses and other rights to use Computer Software of third parties.

         "Counsel for Purchaser" shall mean Ice Miller Donadio & Ryan.

         "Counsel for Seller" shall mean Michael Harris, P.A..

         "Employee Plans" has the meaning specified in Section 6.17(c).

         "Environmental Claims" means all accusations, allegations, investigations, warnings, notice letters, notices of violations, Liens, orders, claims, demands, suits or administrative or judicial actions for any injunctive relief, fines, penalties, or any damage, including without limitation personal injury, property damage (including any depreciation of property values), lost use of property, natural resource damages, or environmental response costs arising out of Environmental Conditions or under Environmental Requirements.

         "Environmental Conditions" means the state of the environment, including natural resources (e.g., flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, spilling, leaking, pumping, pouring, injecting, emptying, discharging, emitting, escaping, leaching, dumping, disposal, release, or threatened release of Hazardous Materials, whether or not yet discovered which could or does result in Environmental
Claims. With respect to Environmental Claims by third parties, Environmental Conditions also include the exposure of persons to Hazardous Materials at the work place or the exposure of persons or property to Hazardous Materials migrating or otherwise emanating from, to, or located at, under, or on the Real Property and/or Leased Real Property.

         "Environmental Expenses" means any liability (including strict liability), loss, cost, penalty, fine, punitive damages, encumbrance, or expense relating to any Environmental Claim or Environmental Conditions, or incurred in compliance with any Environmental Requirements, including without limitation the costs of investigation, cleanup, remedial, monitoring, corrective, or other responsive action, compliance costs, settlement costs, lost property value, and related legal and consulting fees and expenses.

         "Environmental Requirements" means all present and future laws, rules, regulations, ordinances, codes, policies, guidance documents, approvals, plans, authorizations, licenses, permits issued by all government agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, all states and political subdivisions thereof, and any foreign government body, and all judicial, administrative, and regulatory decrees, judgments, and orders relating to human health, pollution, or protection of the environment (including ambient air, surface water, ground water, land surface, or surface strata), including (i) laws relating to emissions, discharges, releases, or threatened releases of Hazardous Materials, and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport, or other handling of Hazardous Materials, (iii) CERCLA, the Toxic Substances Control Act, as amended; the Hazardous Materials Transportation Act, as amended, RCRA, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended; the Clean Air Act, as amended, the Atomic Energy Act of 1954, as amended, and the Occupational Safety and Health Act, as amended; and (iv) all analogous laws promulgated or issued by any federal, state, or other governmental authority or foreign governmental body.

         "Equipment and Machinery" means (i) all personal property owned by the Seller, including without limitation the equipment, machinery, furniture, fixtures and improvements, computer hardware, tooling, spare parts, supplies, and vehicles owned or leased by Seller (including all leases of such property),
(ii) any rights of Seller to warranties applicable to the foregoing (to the extent assignable), and licenses received from manufacturers and sellers of any such item, and (iii) any related claims, credits, and rights of recovery with respect thereto.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

         "Escrow Agent" shall mean a mutually agreeable entity or other person who agrees to act as Escrow Agent under the Escrow Agreement.

         "Escrow Agreement" shall mean the Escrow Agreement to be executed and delivered among Purchaser, Seller, Parent and the Escrow Agent on or before October 31, 1999, substantially in the form set forth as Exhibit 2.01 hereto.

         "Escrow Property" shall mean the $500,000 cash to be paid by Purchaser to the Escrow Agent upon maturity of the Note.

         "Files and Records" means all files and records of Seller relating to the Business, whether in hard copy or magnetic or other format including customer and supplier lists and records; equipment maintenance records; equipment warranty information; plant plans, specifications and drawings; sales and advertising material; computer software; technical and research analyses; engineering, sales, marketing and other studies, data and plans; bid information; quality assurance records; and records relating to those employees who may become employed by Purchaser following the Closing.

         "Hazardous Materials" means (i) any substance that is or becomes defined as a "hazardous substance", "hazardous waste", "hazardous materials", pollutant, or contaminant under any Environmental Requirements, including CERCLA, SARA, RCRA, and any analogous federal, state, local or foreign law; (ii) petroleum (including crude oil and any fraction thereof); and (iii) any natural or synthetic gas (whether in liquid or gaseous state).

         "Intangible Assets" means all intangible personal property rights of Seller, including all rights on the part of Seller to proceeds of any insurance policies and all claims on the part of Seller for recoupment, reimbursement, and coverage under any insurance policies; all rights of Seller in and to all telephone, facsimile, email, and telex (if any) numbers and telephone and other directory listings utilized in connection with the Business; and all industry, vendor and other certifications and endorsements utilized in connection with the Business, including without limitation the Seller's Certification No. 98-112 regarding ISO 9001/QS-9000 compliance.

         "Indemnified Party" has the meaning specified in Section 11.03(a).

         "Indemnifying Party" has the meaning specified in Section 11.03(a).

         "Intellectual Property" means all United States and foreign patents and patent applications (whether utility, design, or plant product), registered and unregistered trademarks, service marks, trade names including the names "Top Source Automotive, Inc.," "Top Source Automotive" and "Top Source," logos, brands, business identifiers, private labels, trade dress (including all goodwill and reputation symbolized by any of the foregoing), rights of publicity, processes, industrial designs, inventions, registered and unregistered copyrights and copyright applications, product formulas, know-how, trade secrets, and Computer Software, and all rights with respect to the foregoing, and all other proprietary rights that Seller owns, licenses, or possesses the right to use with respect to the Acquired Assets or in the conduct of the Business.

         "Inventory" means all the finished goods, raw materials, work in progress, repair and replacement parts, and supplies owned by Seller (including goods in transit, consigned inventory, inventory sold on approval and rental inventory) and all rights of Seller to warranties received from its suppliers with respect to the foregoing (to the extent assignable), and related claims, credits, and rights of recovery with respect thereto.

         "Leased Real Property" has the meaning specified in Section 6.11.

         "Licenses and Permits" means all governmental licenses, permits, franchises, authorizations, and approvals that are held by Seller and relate to the conduct of the Business.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien (statutory or other), option, easement, right-of-way, charge, or conditional sale agreement.

         "Material Contracts" means all contracts and other arrangements, whether oral or written, to which Seller is a party as to which the breach, non-performance, failure to renew, or cancellation could have a Material Adverse Effect on the Business, financial condition, assets, or operations of Seller.

         "Material Adverse Effect," when used with respect to Seller or Purchaser, means a material adverse effect on the assets, operations, business, prospects, or financial condition of Seller or Purchaser, as the case may be.

         "Mortgage" means the second mortgage in the form attached as
 Exhibit 4.01(c).

         "NationsCredit" means Banc of America Commercial Finance Corporation, Commercial Funding Division, f/k/a NationsCredit
Commercial Corporation.

         "NationsCredit Debt" means all indebtedness and obligations of Seller under or in respect of the Loan and Security Agreement dated July 1, 1997 between Seller and NationsCredit.

         "Note" means the Non-Transferable Secured Subordinated Promissory Note defined by Section 4.01(a).

         "Other Contracts" means all leases for Equipment and Machinery or other personal property (whether Seller is lessor or lessee), indentures, loan agreements, security agreements, partnership and/or joint venture agreements, license agreements, service contracts, employment and consulting agreements, suretyship contracts, reimbursement agreements, distribution agreements, and all other contracts, commitments, and agreements to which Seller is a party, but excluding Purchase Orders and Sales Orders.

         "Parent Intellectual Property" means all United States and foreign patents and patent applications (whether utility, design, or plant product), registered and unregistered trademarks, service marks, trade names, logos, brands, business identifiers, private labels, trade dress (including all goodwill and reputation symbolized by any of the foregoing), rights of publicity, processes, industrial designs, inventions, registered and unregistered copyrights and copyright applications, product formulas, know-how, trade secrets, and Computer Software, and all rights with respect to the foregoing, and all other proprietary rights that Parent owns, licenses, or possesses the right to use, with respect to the Acquired Assets or in the conduct by the Seller of the Business.

         "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, or unincorporated organization, or any governmental agency, officer, department, commission, board, bureau, or instrumentality thereof.

         "Personnel" means the officers, employees and/or agents of Seller including leased employees.

         "Policies" and "Policy" have the meanings specified in Section 6.21.

         "Preferred Shares" means the 100 shares of Series A Convertible Redeemable Nonvoting Preferred Shares of Purchaser which may be issued in the name of Parent.

         "Purchase Orders" means all of Seller's outstanding purchase orders, contracts, or other commitments to suppliers of goods and services for materials, supplies, services, or other items used in the Business.

         "Purchase Price" has the meaning specified in Section 4.01.

         "Purchaser" has the meaning specified in the first paragraph hereof, except that the designated Purchaser may assign its rights and obligations hereunder to a wholly-owned subsidiary of the designated Purchaser on or before the Closing Date, in which event Purchaser shall be deemed to refer (unless the context otherwise requires) to the Purchaser and the subsidiary, jointly and severally.

         "Repurchased Shares" means the 49 shares of common stock of Seller owned by Purchaser.

         "RCRA" means the Resource Conservation and Recovery Act, as amended.

         "Real Property Leases" has the meaning specified in Section 6.11.

         "SARA" means the Superfund Amendments and Reauthorization Act, as amended.

         "Sales Orders" means all Seller's sales orders, contracts, or other commitments to purchasers of goods and services provided by Seller.

         "Second Note" means a $1,000,000 note in the form attached as
Exhibit 4.01(B).

         "Seller" has the meaning specified in the first paragraph hereof.

         "Shareholders" has the meaning specified in Section 6.26.

         "Taxes" means all federal, state, local, or foreign taxes (including excise taxes, occupancy taxes, employment taxes, unemployment taxes, ad valorem taxes, custom duties, transfer taxes, and fees), levies, imposts, fees, impositions, assessments, or other governmental charges of any nature imposed upon a Person including all taxes or governmental charges imposed upon any of the personal properties, real properties, tangible or intangible assets, income, receipts, payrolls, transactions, stock transfers, capital stock, net worth or franchises of a Person (including all sales, use, withholding or other taxes which a Person is required to collect and/or pay over to any government), and all related additions to tax, penalties or interest thereon.

         "Tax Returns" means any return, report, information return, or other document (including any related or supporting information) filed or required to be filed with any governmental agency, department, commission, board, bureau, or instrumentality in connection with the determination, assessment, collection, or administration of any Taxes.

                                  ARTICLE III.

                          PURCHASE OF ACQUIRED ASSETS,
                       ASSUMPTION OF ASSUMED LIABILITIES,
                         AND ISSUANCE OF PREFERRED STOCK

         Section 3.01. Purchase of Assets. Subject to the terms and conditions herein set forth, on the Closing Date, Seller (and Parent as to Parent Intellectual Property) shall sell, convey, transfer, assign, and deliver to Purchaser, and Purchaser shall purchase, acquire, and accept from Seller and Parent, all of the respective rights, titles, and interests of Seller and Parent in and to the Acquired Assets. The sales, conveyances, transfers, assignments, and deliveries by Seller and Parent of the Acquired Assets, as herein provided, shall be effected on the Closing Date, free and clear of all Liens (except immaterial statutory liens), by appropriate deeds, bills of sale, endorsements, assignments, and other instruments of transfer and conveyance reasonably satisfactory in form and substance to Purchaser.

         Section 3.02. Assumption of Specified Liabilities. Subject to the terms and conditions herein set forth, from and after the Closing, Purchaser shall assume and Purchaser shall pay, perform, and discharge, when due, only the following liabilities and obligations of Seller:

         (a) trade payables of Seller (other than any inter-company payables to Parent or its other affiliates) reflected on the Balance Sheet or incurred after the Balance Sheet Date in the ordinary course of business consistent with past custom and practice (including quantity, frequency and payment and other terms of trade) ("Trade Payables")

         (b) Seller's obligations arising after the Closing Date under the Assigned Contracts

Purchaser shall not assume, pay, perform, or discharge any other liabilities or obligations, of Parent or Seller, including without limitation:

         (a)      Seller's NationsCredit Debt

         (b)      Seller's liabilities, contingent or otherwise, to NCT

         (c) Seller's obligations to Personnel or to any organization that provides Personnel to Seller

         (d)      Seller's obligations to commissioned representatives of Seller

           The liabilities and obligations to be assumed by Purchaser pursuant to the foregoing provisions of this Section 3.02 are referred to herein as the "Assumed Liabilities." Without limiting or otherwise affecting the foregoing provisions of this Section 3.02, and except as otherwise provided in this Agreement, all liabilities and obligations in respect of the conduct of the Business after the Closing or the ownership of the Acquired Assets after the Closing shall be the responsibility of, and shall be paid and discharged by, Purchaser.

         Section 3.03. Subsequent Documentation . At any time and from time to time after the Closing Date, Parent and Seller shall, upon the request of Purchaser, and Purchaser shall, upon the request of Seller or Parent, promptly execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, such further instruments and other documents, and perform or cause to be performed such further acts, as may be reasonably required to evidence or effectuate the sale, conveyance, transfer, assignment, and delivery hereunder of the Acquired Assets, the assumption by Purchaser of the Assumed Liabilities, the performance by the parties of any of their other respective obligations under this Agreement, and to carry out the purposes and intent of this Agreement.

         Section 3.05. Assignment of Contracts. To the extent that the assignment of all or any portion of any of the Assigned Contracts shall require the consent of any other party thereto, the execution of this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof. Prior to the Closing or as soon thereafter as reasonably practicable, Seller shall use its best efforts to obtain the consent of each such other party to the assignment thereof to Purchaser; provided, that no modification of any such Assigned Contract shall be made without Purchaser's prior written consent.

                                   ARTICLE IV
                                 PURCHASE PRICE

         Section 4.01. Purchase Price. In addition to assuming the Assumed Liabilities, Purchaser shall:

(a) (i) pay Seller, as the purchase price for the Acquired Assets of Seller, $2,500,000 ("Cash Purchase Price"), and (ii) issue and deliver to Seller its Non-Transferable Secured Subordinated Promissory Note (subordinated to Purchaser's indebtedness to the Bank) in the principal amount of $6,500,000 in the form attached hereto as Exhibit 4.01(a) (the "Note") and (iii) deliver to Seller a Security Agreement that grants Seller a security interest (junior only to a security interest in the same and other collateral that Purchaser has granted to the Bank) in the Accounts
     Receivable to be acquired at Closing from Seller and future accounts receivable generated by the Business, in the form attached hereto as
     Exhibit 4.01(b) (the "Security Agreement"); and (iv) issue and deliver to Seller a Mortgage in the form attached as Exhibit 4.01(c).

(b) issue or transfer to Parent, as the purchase price for the Parent Intellectual Property and in consideration of Parent's agreement to vote its shares of Seller's common stock favorably on the question of approval of Seller's sale of the Acquired Assets to Purchaser, (i) all of Purchaser's right, title and interest in 49 shares of common stock of Seller presently owned by Purchaser (the "Repurchased Shares"), for which Parent shall pay to Purchaser $500,000, and (ii) the Second Note which may be paid in cash or through the issuance of Preferred Shares. In the event Purchaser elects to issue Preferred Shares, Purchaser shall issue in the name of the Parent certificate(s) for the Preferred Shares. The Preferred Shares shall have the terms, conditions, rights and privileges set forth in the form of Certificate of Amendment of Articles of Incorporation of Purchaser attached as Exhibit 4.01(d), which Amendment shall be filed by Purchaser with the Indiana Secretary of State under the Indiana Business Corporation Law prior to issuance.

The Cash Purchase Price, the Note, the Second Note, the Security Agreement, the Mortgage, the Repurchased Shares, and the Assumed Liabilities are collectively referred to as the "Purchase Price."

         Section 4.02 .  Manner of Payment of Purchase Price.

         (a) Purchaser shall transmit by wire transfer to Seller's account the sum of $2,500,000 in immediately available funds in accordance with wire transfer instructions to be provided to Purchaser by Seller.

         (b)      Parent shall pay Purchaser $500,000.

         (c) Purchaser shall deliver to Seller an instrument of assumption of liabilities with respect to the Assumed Liabilities in the form attached hereto as Exhibit 4.02(c).

         (d) Purchaser shall deliver to Parent the certificate issued to Purchaser by Seller dated July 15, 1999, representing the Repurchased Shares, duly endorsed for transfer to Seller or accompanied by stock powers duly endorsed, and hereby waives any and all claims of Purchaser to dividends or distributions in respect of the Repurchased Shares.

         (e) Purchaser shall deliver to Seller the Note and Security Agreement.

         (f) Purchaser shall deliver to Parent the Second Note and Mortgage attached as Exhibits 4.01(b) and Exhibit 4.01(c).

         Section 4.03. Fair Consideration. The parties acknowledge and agree that the consideration provided for in this Article IV. represents fair consideration and reasonable equivalent value for the sale and transfer of the Acquired Assets and the transactions, covenants, and agreements set forth in this Agreement, which consideration was agreed upon as the result of arm's-length good-faith negotiations between the parties and their respective representatives.


                                   ARTICLE V.

CLOSING

         The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Ice Miller Donadio & Ryan, Indianapolis, Indiana, at 9:00 p.m. Eastern Standard Time, on September 30, 1999, or at such other place and time, or on such other date, as may be mutually agreed to by the parties (the "Closing Date").

                                   ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES
OF SELLER AND PARENT

         As a material inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller and Parent hereby jointly and severally represent and warrant to Purchaser as follows:

         Section 6.01 . Organization . Each of Seller and Parent is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own and lease its properties and assets and to conduct its business as now conducted.

         Section 6.02 . Qualifications to Do Business. Schedule 6.02 sets forth each jurisdiction in which Seller is qualified to do business as a foreign corporation. Neither the nature of the business carried on by Seller, nor the properties owned or leased by Seller, requires Seller to be qualified to do business as a foreign corporation in any other jurisdiction, except in any case where a failure so to qualify would not have a Material Adverse Effect on the Seller.

         Section 6.03 . Authorization and Validity of Agreement. Each of Seller and Parent has all requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of Seller's and Parent's obligations hereunder have been duly authorized by all necessary actions on the part of Seller and Parent (including approval by the vote or consent of holders of a legally-sufficient percentage of the outstanding shares of capital stock of Seller in accordance with Florida law and the Articles of Incorporation and Bylaws of Seller), and no other corporate proceedings on the part of Seller or Parent are necessary to authorize the execution, delivery, and performance. The tangible book value of the Acquired Assets (as they are reflected on the Parent's consolidated financial statements in accordance with GAAP) is less than the tangible book value of the assets associated with another business segment of the Parent that Parent is retaining, and, for that reason and other reasons, the Acquired Assets do not constitute "substantially all" of Parent's assets as that term is construed under the Delaware General Corporation Law. This Agreement has been duly executed and delivered by Seller and Parent and constitutes their valid and binding obligation, enforceable against each of them in accordance with its terms.

         Section 6.04. No Conflict or Violation. The execution, delivery, and performance of this Agreement by Seller and Parent do not and shall not: (a) violate or conflict with any provision of the articles or certificate of incorporation, bylaws, or other governing document of Seller or Parent, (b) violate any provision of law or any order, judgment, or decree of any court or other governmental or regulatory authority applicable to Seller, Parent or the Business; (c) except as set forth on Schedule 6.04 hereto, violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, indenture, or other agreement or instrument to which either of Seller or Parent is a party or by which it is bound or to which any of its properties or assets is subject which would prevent Seller from transferring any of the Acquired Assets in the manner and as contemplated by and in accordance with the terms and provisions of this Agreement or which would have a Material Adverse Effect on the Business; or (d) result in the imposition of any Liens or restrictions on the Business or any of the Acquired Assets.

         Section 6.05. Consents and Approvals. Schedule 6.05 sets forth a list of each consent, waiver, authorization, or approval of any governmental or regulatory authority, or (if failure to obtain would have a Material Adverse Effect) of any other Person, and each declaration to or filing or registration with any governmental or regulatory authority required in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of its obligations hereunder.

         Section . 6.06 Financial Statements. Attached hereto as Schedule 6.06 are true and complete copies of (a) the balance sheets of Seller as of September 30, 1998 and 1997, and the related statements of operations for each of the three years in the period ended September 30, 1998, together with the notes thereto and the audit report thereon of Arthur Andersen LLP, certified public accountants, and (b) the unaudited balance sheet of Seller as of August 31, 1999 and the unaudited comparative statements of earnings for the month and eleven-month periods ended August 31, 1999 and 1998. The term "Agreement Balance Sheet" means the balance sheet as of August 31, 1999 referred to above. All financial statements described by this Section 6.06 have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and present fairly the financial position of Seller as of the respective dates thereof and the results of Seller's operations and cash flows for the periods then ended.

Section  6.07.  Absence  of Certain  Changes  or Events.  Except as set forth on
Schedule 6.07, since the Balance Sheet Date, Seller has operated its Business in the ordinary course consistent with past practice and there has not been any:

(a) material adverse change in the assets, operations, business, prospects or financial condition of Seller;
(b) (i) except for normal periodic increases consistent with past practice, increase in the compensation payable or to become payable to any Personnel engaged in the Business whose total compensation for services rendered to Seller is at an annual rate of more than $25,000, (ii) bonus, incentive compensation, service award or other like benefit granted, made, or accrued, contingently or otherwise, for or to the credit of any Personnel engaged in the Business, (iii) employee welfare, pension, retirement, profit-sharing, or similar payment or arrangement made or agreed to by Seller for any Personnel engaged in the Business other than in the ordinary course of business, or (iv) new employment agreement with any Personnel engaged in the Business to which Seller is a party;

(c) addition to or modification of the Employee Plans, arrangements, or practices described in Schedule 6.17 or Section 6.20 other than (i) the extension of coverage to other employees of Seller who became eligible after the Balance Sheet Date, or (ii) changes required by law;

         (d) sale, assignment, or transfer outside of the ordinary course of any business of any of the assets of Seller material to the Business singly or in the aggregate;

         (e) cancellation of any indebtedness or waiver of any rights having a value of $25,000 or greater to Seller in the Business, whether or not in the ordinary course of business;

         (f)      execution   and   delivery,   amendment,    cancellation,   or
                  termination of any contract, license, or other instrument material to the Business;

         (g) capital expenditure or the execution of any lease or any incurring of liability therefor in connection with the Business involving payments in excess of $25,000 in the aggregate;

         (h) failure to repay any material obligation, except where such failure would not have a Material Adverse Effect on the Seller;

         (i) failure to operate the Business in the ordinary course or to preserve the Business intact, to keep available to Purchaser the services of the Personnel and to preserve for Purchaser the goodwill of Seller's suppliers, customers, and others having business relations with it, except where such failure would not have a Material Adverse Effect on the Seller;

         (j)      change in accounting methods or practices;

         (k) revaluation by Seller of any of the Acquired Assets, including without limitation writing off notes or Accounts Receivable in excess of $25,000 in the aggregate;

         (l) damage, destruction, or loss (whether or not covered by insurance) adversely affecting the Acquired Assets or the Business;

         (m) mortgage, pledge, or other encumbrance, except for immaterial statutory liens of any of the Acquired Assets;

         (n)      declaration,   setting  aside,  or  payment  of  dividends  or
                  distributions in respect of any outstanding securities of Seller, any redemption, purchase, or other acquisition of any of Seller's outstanding securities, or any other payments, including the payment of any amounts due on obligations of Seller to its shareholders or directors;

         (o) issuance or commitment to issue any shares or other equity securities of Seller or obligations or securities convertible into or exchangeable for shares or other equity securities of Seller;

         (p) indebtedness incurred for borrowed money or any commitment to borrow money by Seller, or any loans (other than loans to Parent) made or agreed to be made by Seller, or any guarantee, assumption, endorsement of, or other assumption of an obligation by Seller with respect to any liabilities or obligations of any other Person;

         (q) incurrence of any liability involving $25,000 or more (excluding liability under Purchase Orders), or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency, or other reserves of Seller;

         (r) issuance of any Purchase Order, or group of related Purchase Orders, for an aggregate amount in excess of $100,000;

         (s) any payment, discharge, satisfaction, or compromise of any liabilities or contingent liabilities other than the payment, discharge, or satisfaction (i) in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Agreement Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date, and (ii) of other liabilities or contingent liabilities involving $25,000 or less singly and $100,000 or less in the aggregate;

         (t)      agreement by Seller to do any of the foregoing; or

         (u) other event or condition of any character which in any one case or in the aggregate has had, or any event or condition known to Seller which Seller reasonably expects will, in any one case or in the aggregate, have a Material Adverse Effect on the Seller.

         Section 6.08. Tax Matters. Seller has timely filed all Tax Returns required to have been filed with any federal, state, local, or foreign taxing authority and has paid all Taxes shown to be due and payable on the Tax Returns. Seller has set up reserves or accruals on the Agreement Balance Sheet which are adequate for the payment of all Taxes for all periods through the Closing Date. No taxing authority has asserted any claim against Seller for the assessment of any additional tax liability or initiated any action or proceeding which could result in such an assertion. Seller has made all withholding of Taxes required to be made under all applicable federal, state, local, and foreign laws and regulations with respect to compensation paid to employees, and the amounts withheld have been properly paid over to the appropriate authorities. The federal Tax Returns of Seller have been audited for or through the respective periods set forth on Schedule 6.08 hereof, and there have been no waivers or extensions by Seller of statutes of limitations with respect to Taxes.

         Section 6.09. Absence of Undisclosed Liabilities. Except as set forth on Schedule 6.09, Seller has no material indebtedness or liability which is not shown on the Agreement Balance Sheet or provided for thereon, other than liabilities incurred or accrued in the ordinary course of business since the Balance Sheet Date.

         Section 6.10. Real Property. Seller does not own any real property.

         Section 6.11. Leased Real Property. Schedule 6.11 sets forth a list of all real property in which Seller has a leasehold interest (each a "Real Property Lease" and collectively the "Real Property Leases" and the property covered by those Real Property Leases being referred to herein as the "Leased Real Property"). Seller has made true and complete copies of all Real Property Leases available to Purchaser. Except as set forth on Schedule 6.11, Seller is not in material breach of or material default under any Real Property Lease and no party to any Real Property Lease has given Seller written notice of or made a claim with respect to any breach or default thereunder. Except as set forth on
Schedule 6.11, none of the Leased Real Property is subject to any sublease or grant to any Person of any right to the use, occupancy, or enjoyment of the property or any portion thereof. Except as set forth on Schedule 6.11, the Leased Real Property is not subject to any Liens (other than the lien, if any, of current property taxes and assessments not in default). The Leased Real Property is not subject to any use restrictions, exceptions, reservations, or limitations which in any material respect interfere with or impair the present and continued use thereof in the ordinary course of the Business. There are no pending or, to the knowledge of Seller, threatened condemnation proceedings relating to any of the Leased Real Property.

         Section  6.12.  Equipment and Machinery.

(a) Schedule 6.12 sets forth a list of, or otherwise describes, all material Equipment and Machinery held for or used in the Business. Except as set forth in Schedule 6.12, Seller has good title, free and clear of all material Liens (other than the Lien, if any, of current property taxes and assessments not in default) to the Equipment and Machinery listed, except for any Equipment and Machinery which has been sold or disposed of in the ordinary course of business since the Balance Sheet Date. Seller holds good and transferable leasehold interests in all Equipment and Machinery leased by it, in each case under valid and enforceable leases which are listed on
     Schedule 6.12.

(b) The Equipment and Machinery are in good operating condition and repair (except for ordinary wear and tear), are sufficient for the operation of the Business as presently conducted, and are in conformity in all material respects with all applicable laws, ordinances, orders, regulations, and other requirements (including applicable zoning, environmental, motor vehicle safety, occupational safety and health laws and regulations) relating thereto currently in effect, except where the failure to conform would not have a Material Adverse Effect on the Seller.

         Section  6.13.  Accounts Receivable and Inventories.

(a) The Accounts Receivable reflected in the Agreement Balance Sheet, and all Accounts Receivable arising since the Balance Sheet Date, represent or shall represent bona fide claims against debtors for sales, services performed, or other charges arising in the ordinary course of business, and are not subject to dispute or counterclaim. To the best of the knowledge of Seller, all Accounts Receivable, net of reserves for doubtful accounts, are collectible in the ordinary course of business (without the necessity of legal proceedings).

(b) Except for repair parts mandated to be held for Daimler-Chrysler and inventory purchased pursuant to agreement with Kenwood Corporation, all Inventory reflected on the Agreement Balance Sheet or acquired after the Balance Sheet Date and prior to the Closing Date, consists or shall consist of a quality and quantity usable and saleable in the ordinary course of business. All Inventory had or shall have a commercial value at least equal to the value shown on the Agreement Balance Sheet and is or shall be valued in accordance with generally accepted accounting principles at the lower of cost or market. All Inventory (other than Inventory in transit in the ordinary course of business) is located at the Leased Real Property.

         Section  6.14  .  Intellectual   Property.  All  Intellectual  Property
material to the Business is listed on Schedule 6.14. Except for the Parent Intellectual Property or as set forth on Schedule 6.14, all Intellectual Property material to the Business is owned by Seller, free and clear of all Liens (except for NationsCredit), and is not known by Seller to be the subject of any challenge. Seller is not aware of any facts that would invalidate or render any Intellectual Property unenforceable. Except as disclosed on Schedule 6.14, (a) there are no licenses now outstanding or other rights granted to third parties under any Intellectual Property, and (b) neither Seller nor Parent is a party to any agreement or understanding with respect to any Intellectual Property. Except as described on Schedule 6.14, to the best of Seller's knowledge, there are no material unresolved claims made, and there has not been communicated to Seller the threat of any such claim, that any of the
Intellectual Property or activities of Seller in connection with the Intellectual Property constitutes unfair competition or is in violation or infringement of any patent, trademark, trade name, service mark, trade dress, right of publicity, copyright, or registration therefor, of any other Person.

         Section 6.15. Compliance with Law. Except as set forth on Schedule 6.15, Seller and its Business are in compliance with all applicable federal, state, local, and foreign laws, ordinances, orders, rules, and regulations including those applicable to discrimination in employment, occupational safety and health, trade practices, competition and pricing, product warranties, zoning, building, sanitation, employment, retirement, labor relations, product advertising, and Environmental Requirements, other than, in any such case, any failure to be in compliance that does not or shall not have a Material Adverse Effect on the Seller. Seller is not in default with respect to any order, writ, judgment, award, injunction, or decree of any court or governmental or regulatory authority or arbitrator applicable to it or the Business, its Personnel, or any of the Acquired Assets, or is aware that any factual circumstances are likely to result in such default.

         Section 6.16. Litigation. Except as set forth on Schedule 6.16, (a) to the best of the knowledge of Seller, there are no claims, actions, suits, proceedings, arbitral actions, or investigations pending or threatened against Seller, the Business, or the Acquired Assets before or by any court or governmental body which, if adversely determined, could have a Material Adverse Effect on the Seller or could adversely affect the ability of Seller to consummate the transactions contemplated by this Agreement; and (b) there are no unsatisfied judgments against Seller, the Business, the Acquired Assets, or Seller's activities.

         Section  6.17.  Employee Benefit Plans.

(a) Welfare Benefit Plans. Since October 31, 1997 the Seller and its affiliates have not maintained or administered within the three-year period before the Closing Date any "employee welfare benefit plan" (as defined in ERISA
     Section 3): (i)to which Seller contributes or is (or since October 31, 1997 had been) obligated to contribute, or (ii) under which Seller has (or since October 31, 1997 had) any liability, with respect to Seller's current or former employees or any individuals providing services to Seller
     (collectively the "Welfare Benefit Plans" and individually a "Welfare Benefit Plan").

(b) Pension Benefit Plans. The Seller and its affiliates have not maintained or administered since October 31, 1997 any "employee pension benefit plan" (as defined in ERISA Section 3): (i) to which Seller contributes or is (or since October 31, 1997 had been) legally obligated to contribute, or (ii) under which Seller has (or since October 31, 1997 had) any liability with respect to Seller's current or former employees or independent contractors (collectively the "Pension Benefit Plans" and individually a "Pension Benefit Plan").

(c) Employee Plans. Schedule 6.17(c) contains a list of each employee benefit plan, program, arrangement, agreement, policy, or commitment whether insured or uninsured, funded or unfunded, that is not a Welfare Benefit Plan or a Pension Benefit Plan, relating to deferred compensation, bonuses, or compensation in addition to regular pay or wages, stock options, employee stock purchases, severance, unemployment, flexible benefits, disability, vacation, sickness, leave of absence, fringe benefits, employee awards, educational assistance or reimbursement, equity participation (including but not limited to stock appreciation and phantom stock plans), restricted stock, employee discounts, excess benefits, rabbi, secular or vesting trust, child or dependent care, long-term and nursing home care, and profit sharing: (i) which is sponsored, maintained, or administered by Seller or any affiliate; (ii) to which Seller contributes, or is legally obligated to contribute, or (iii) under which Seller has any liability with respect to Seller's current or former employees or any individuals providing services to Seller or any affiliate (collectively, the "Employee Plans" and individually an "Employee Plan").

(d) Liabilities. Except as set forth in Schedule 6.17(d), there are no liabilities of Seller or any affiliate, contingent or otherwise, accrued or unaccrued, asserted or unasserted, with respect to any Employee Plan.

(e) Litigation. Except as set forth in Schedule 6.17(e), there is no action, lawsuit, claim for benefits, proceeding, investigation, audit, or arbitration pending or to the knowledge of Seller threatened as of the Closing Date, involving any Employee Plan.

(f) Funding Instruments. All trust agreements, custodial agreements, investment management agreements, insurance or annuity contracts (or any other funding instruments) and any other contract or agreement relating to any Employee Plan are legally valid and binding and in full force and effect.

(g) Affiliated Service Group. Seller is not a member of an affiliated service group within the meaning of Code Section 414(m).

(h) Leased Employees. Except as set forth in Schedule 6.17(h), Seller does not have any leased employees within the meaning of Code Section 414(n).

(i) Code Section 414(o) Employees. Neither Seller nor any affiliate has any employees or individuals providing services to Seller or any affiliate within the meaning of the regulations under Code Section 414(o).

         Section  6.18.  Environmental Compliance.

         (a) The Leased Real Property and all operations and activities conducted thereon (including the Business) are, and at all times during possession thereof by Seller, have been, and to the best knowledge of Seller at all times prior to Seller's possession thereof were, in material compliance with all applicable Environmental Requirements.

         (b) To the knowledge of Seller, no Hazardous Material has ever been generated, manufactured, refined, used, transported, treated, stored, handled, disposed, transferred, produced, or processed at or on the Leased Real Property;

         (c) To the knowledge of Seller, there are no existing or potential Environmental Claims relating to the Leased Real Property; and Seller has not received any notification or knowledge of alleged, actual, or potential responsibility for any disposal, release, or threatened release at any location of any Hazardous Material generated at or transported from the Leased Real Property by or on behalf of Seller.

         (d) To the knowledge of Seller, no underground storage tank or other underground storage receptacle (or associated equipment or piping) for Hazardous Materials is currently located on the Leased Real Property, and there have been no releases of any Hazardous Materials from any such underground storage tank or related piping at any time prior to the Closing; and there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping) of Hazardous Materials at, on, to, or from the Leased Real Property.

         (e) To the knowledge of Seller, there are no PCBs or friable asbestos located at or on the Leased Real Property.

         (f) No lien or other encumbrance has been imposed on the Leased Real Property by any federal, state, local or foreign governmental agency or authority due to either the presence of any Hazardous Material on or off the Real Property or Leased Real Property or a violation of any Environmental Requirement.

         (g) Seller has not received any notices issued pursuant to the citizen's suit provision of any Environmental Requirement relating to the Real Property or Leased Real Property or any facility or operations thereon.

         (h) Seller has not received any request for information, notice, demand, letter, administrative inquiry, or formal or informal complaint, or claim with respect to any Environmental Conditions or violation of any Environmental Requirement relating to the Real Property or Leased Real Property or any facility or operations thereon.

         Section 6.19 . Licenses and Permits. Seller has obtained all Licenses and Permits necessary for the conduct of the Business and all Licenses and Permits are in full force and effect, except where failure to obtain such Licenses and Permits would not have a Material Adverse Effect. The consummation of the transactions contemplated hereby shall not interrupt or give any governmental authority or body the right to terminate or interrupt the continuation of any of the Licenses and Permits or the conduct of the Business. Seller is in compliance with all material terms, conditions, and requirements of all Licenses and Permits, except where noncompliance would not have a Material Adverse Effect, and no proceeding is pending or, to the knowledge of Seller, threatened relating to the revocation or limitation of any of the Licenses or Permits.

         Section .  Personnel; Labor.

(a) Schedule 6.20(a) sets forth the (i) names, titles (if any), and current annual rate of compensation (including bonuses) as of the Closing Date of all Personnel not subject to a collective bargaining agreement earning in excess of $10,000 per annum, (ii) the approximate number of Seller's employees, and (ii) all collective bargaining agreements and relationships to which Seller is a party, identifying the parties thereto, the expiration dates and the status thereof.

(b) Except as and to the extent set forth in Schedule 6.20(b), (i) Seller is in compliance with all federal, state, and local laws respecting employment and employment practices, terms, and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, except where noncompliance would not have a Material Adverse Effect; (ii) there is no charge or complaint of unlawful employment practice or unfair dismissal of which Seller has received notice pending or threatened against Seller in any court or before any federal, state, or local agency (and Seller does not believe that there exists any reasonable basis therefor); (iii) there is no unfair labor practice charge or complaint of which Seller has received notice pending or threatened against Seller before the National Labor Relations Board (and Seller does not believe that there exists any reasonable basis therefor); (iv) there is no labor strike, dispute, slowdown, or stoppage actually pending or, to the knowledge of Seller, threatened against or involving Seller; (v) no attempt to organize any group or all of the employees of Seller has been made or proposed; (vi) no grievance or arbitration which might have a Material Adverse Effect on the Seller or the Business is pending and, to the knowledge of the Seller, no claim therefor exists; (vii) no private agreement restricts Seller from relocating, closing, or terminating any of its operations or facilities; and (viii) Seller has not experienced any work stoppage or other labor difficulty or committed any unfair labor practice.

         Section 6.21. Insurance. Schedule 6.21 lists all policies of title, liability, fire, casualty, business interruption, workers' compensation, and other forms of insurance collectively "Policies" and individually a "Policy") insuring the properties, assets, or operations of Seller, setting forth the carrier, policy number, expiration dates, premiums, description of type of coverage, and coverage amounts. Seller has made copies of all such policies available to Purchaser. Except as set forth in Schedule 6.21, each of the Policies is in the amount and insures against the risks usually and customarily carried by a Person engaged in the Business, is in full force and effect, and Seller is not in default under any provisions of any Policy nor has Seller received notice of cancellation of any Policy. There is no claim by Seller pending under any Policy as to which coverage has been questioned, denied, or disputed by the underwriters of any Policy, and Seller knows of no basis for denial of any claim under any such policy. Seller has not received any written notice from or on behalf of any insurance carrier issuing any Policy that insurance rates therefor shall hereafter be substantially increased (except to the extent that insurance rates may be increased for all similarly situated risks) or that there shall hereafter be a cancellation or an increase in a deductible (or an increase in premiums in order to maintain an existing deductible) or non-renewal of any Policy. The Policies are sufficient in all material respects for compliance by Seller with all requirements of law and with the requirements of all Assigned Contracts.

Section 6.22. Contracts and Commitments. Schedule 6.22 lists as of the date of this Agreement (and excluding this Agreement itself) all:

         (a) employment, consulting, bonus, profit-sharing, percentage compensation, deferred compensation, pension, welfare, retirement, stock purchase or stock option plans and agreements and commitments with the directors or Personnel of Seller, excluding agreements and commitments terminable by Seller on not more than 30 days' notice without liability or penalty, and plans disclosed in Schedule 6.17(c);

         (b) notes, mortgages, contracts, agreements, and commitments for the repayment or borrowing of money by Seller in excess of $25,000 in any one case, or for a line of credit including borrowings by Seller in the form of guarantees of, indemnification for, or agreements to acquire any obligations of others, and all security or pledge agreements related thereto;

         (c)      contracts,  agreements,  and commitments relating to any joint
                  venture,  partnership,   strategic  alliance,  or  sharing  of
                  profits or losses with any Person;

         (d) contracts, agreements, and commitments containing covenants purporting to limit the freedom of Seller or any Personnel to compete in any business or in any geographic area;

         (e) contracts, agreements, and commitments requiring payments or distributions to any Shareholder, director, or Personnel of Seller, or any relative or affiliate of any such Person;

         (f) material contracts, agreements, licenses and commitments relating to Computer Software;


         (g) contracts, agreements, and commitments not disclosed on any other Schedule to this Agreement and which involve or may involve the payment or receipt by Seller (whether in payment of a debt, as a result of a guarantee or indemnification, for goods or services, or otherwise) of more than $25,000 per year or $50,000 over the initial term thereof, or are otherwise material to the Business; and

         (h) contracts, agreements and commitments not made in the ordinary course of business; and

         identifies whether those plans, notes, mortgages, contracts, agreements, licenses and commitments are Assigned Contracts. Seller has made true and complete copies of all the foregoing plans, notes, mortgages, contracts, agreements, and commitments available to Purchaser.

         Except as set forth in Schedule 6.22, there are no material transactions relating to the Business presently pending or planned or initiated or completed since the Balance Sheet Date between Seller and any Shareholder, director, or Personnel of Seller, or any relative or affiliate of any such Person, including any contract, agreement, or other arrangement (i) providing for the furnishing of material services by Seller, (ii) providing for the rental of material real or personal property by Seller, or (iii) otherwise requiring material payments from Seller (other than for services as officers or directors of Seller) to any such Person or corporation, partnership, trust, or other entity in which any such Person has a substantial interest as a shareholder, officer, director, trustee, or partner.

         All of the plans, notes, mortgages, contracts, agreements, and commitments identified in Schedule 6.22 are in full force and effect. Except as set forth in Schedule 6.22, neither Seller, nor, to the knowledge of Seller, any other party thereto, has breached any material provision of, or is in material default under, the terms of, nor does any condition exist which, with notice or lapse of time, or both, would cause Seller or, to the knowledge of Seller, any other party to be in default under, any contract, agreement, or commitment.

         Section 6.23. Customers and Suppliers. Schedule 6.23 sets forth a list of (a) all Seller's customers whose purchases exceeded five percent of Seller's total revenue during its last full fiscal year, showing the dollar volume of sales to each such customer for such fiscal year, and (b) Seller's ten largest suppliers by dollar volume and the dollar volume of purchases or leases by Seller from each such supplier for such fiscal year. Except as set forth on
Schedule 6.23, to the knowledge of Seller, no customer or supplier listed has, or intends to, terminate or change significantly its relationship with Seller.

         Section 6.24. Absence of Certain Business Practices. Except as set forth on Schedule 6.24, within the three years immediately preceding the date of this Agreement, neither Seller nor any Personnel, or any other Person acting on behalf of Seller has given or agreed to give, directly or indirectly, any gift or similar benefit to any customer, supplier, governmental employee, or other Person who is or may be in a position to help or hinder the Business (or assist Seller in connection with any actual or proposed transaction relating to the Business or the Acquired Assets), which might subject Seller to any damage or penalty in any civil, criminal, or governmental litigation or proceeding and which, if not continued in the future, may have a Material Adverse Effect on the Seller .

         Section 6.25. Severance Arrangements. Except as set forth in Schedule 6.25, Seller has not entered into any severance or similar arrangement in respect of any present or former Personnel that shall result in any obligation (absolute or contingent) of Seller or Purchaser to make any payment to any present or former Personnel following termination of employment, including the termination of employment effected by the transactions contemplated by this Agreement. The consummation of the transaction contemplated by this Agreement will not trigger any severance or similar arrangement of Seller payable by Purchaser after the Closing.

         Section 6.26. Shareholders. The issued and outstanding shares of Seller are owned of record and beneficially by the Persons set forth on Schedule 6.26 ("Shareholders"), and no other Person has any equity interest in, or right, contingent or other, to acquire any equity interest in Seller.

               Section  6.27.  Year 2000 Compliance.

(a) Seller has conducted an initial review of whether Seller's systems, processes, products, equipment and services (including its management reporting and accounting software modules and its Chrysler-related systems) are "Year 2000 Ready." Interim results of such review are set forth on
     Schedule 6.27. "Year 2000 Ready" means that the systems, processes, products, equipment and services of Seller (including any software embedded in any products) ("Services"), will correctly identify, recognize and process four-digit year dates, and the Services will: (1) continue to function properly with regard to dates before, during and after the transition to year 2000 including, but not limited to, the ability to roll dates from December 31, 1999 to January 1, 2000 and beyond with no errors or system interruptions; (2) accurately perform calculations and comparisons on dates that span centuries; (3); accept and properly process dates that could span more than 100 years (e.g., calculating a person's age from their birth date and the current date); (4) properly sort and sequence dates that span centuries; (5) understand that the year 2000 starts on a Saturday; (6) recognize that February 29, 2000 is a valid date and that the Year 2000 has 366 days; (7) prohibit use of date fields for any purpose other than to store valid dates; (8) preclude the use of 12/31/99 or any other valid date to indicate something other than a date (e.g., 12/31/99 in a date field means "do not ever cancel"); and (9) comply with and conform to the specifications of American National Standard ANSI X3.30-1997, Representation of Date for Information Interchange.

(b) Seller has contracted all critical suppliers regarding their Year 2000 Readiness. To the best knowledge of the Seller, the Year 2000 Readiness of such critical suppliers is as set forth on Schedule 6.27.

(c) Each of Purchaser and Seller has made no express or implied warranties to any third party regarding the Year 2000 Readiness of themselves, or any of their Services, except as set forth on Schedule 6.27.

         Section 6.28. Investment Representations and Restrictions on Transfer.

(a) Parent and Seller have been advised and understand that the issuance by Purchaser of the Preferred shares and the Note have not been registered under the Securities Act of 1933, as amended ("Act") or the securities laws of any state, in reliance upon Section 4(2) of the Act and Rule 506 thereunder, on the grounds that no distribution or public offering of those securities is to be effected, and that in this connection, Purchaser is relying in part on the representations of Parent and Seller set forth in this Section 6.28;

(b) Parent and Seller have been further advised and understands that no public market now exists for any of the securities issued by Purchaser and that a public market may never exist for the securities;

(c) Parent and Seller are purchasing the Preferred Shares and the Note, respectively, for investment purposes, for their own accounts and not with a view to, or for sale in connection with, any distribution thereof in violation of Federal or state securities laws;

(d) By reason of their business and financial experience, Parent and Seller each has the capacity to protect its own interest in connection with the transactions contemplated hereunder, including its investment in the Preferred Shares and Note, respectively;

(e) Parent and Seller are each aware of Purchaser's business affairs and financial condition and have each acquired sufficient information about Purchaser to reach an informed and knowledgeable decision to acquire the Preferred Shares and Note, respectively;

(f) Parent and Seller are each an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Act; and

(g) Parent and Seller each understands that any resale or other transfer by it of the Preferred Shares and Note will be subject to restrictions under the Act and applicable state securities laws, and that the certificates representing the Preferred Shares, the Note, and any securities issuable upon conversion of the Preferred Shares, shall bear a legend evidencing such restriction on transfer. The legend on the Preferred Shares shall be substantially in the following form:"The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933 (the "Act") or the securities laws of any state. The shares may not be transferred by sale, assignment, pledge or otherwise unless (i) a registration statement for the shares under the Act and other applicable securities laws is in effect or (ii) the corporation has received an opinion of counsel, which opinion is reasonably satisfactory to the corporation, to the effect that such registration is not required under the Act and other applicable securities laws."

             Section 6.29. No Other Agreements to Sell Assets. Neither the Parent nor Seller has any obligation, absolute or contingent, to any other Person to sell any of the Acquired Assets or any of the securities of Seller, or to effect any merger, consolidation, or other reorganization of Seller, or to enter into any agreement with respect thereto.

             Section 6.30. Due Diligence. With respect to all representations and warranties which are qualified "to the knowledge of Seller," "to the best knowledge of Seller," "known to Seller," or words of similar import, Seller has made reasonable investigation of the subject matter of the representation or warranty including, where appropriate, the holding of conferences with appropriate Personnel and/or the examination of appropriate documents.

             Section 6.31. Broker's and Finder's Fees. No broker, finder, or Person is entitled to any commission or finder's fee in connection with this Agreement or the transactions contemplated by this Agreement.

              Section  6.32 All  Material  Information.  To Seller's  knowledge,
             Seller has not withheld from Purchaser any material facts relating to the Acquired Assets, the Business, the operations of Seller, or the financial or other condition of Seller. No representation or warranty made herein by Seller and no statement contained in any certificate or other instrument furnished or to be furnished to Purchaser by Seller in connection with the transactions contemplated by this Agreement contains or will contain an untrue statement of a material fact or omits to state any material fact necessary in order to make any representation, warranty, or other statement of Seller not misleading.

                                  ARTICLE VII.
                    REPRESENTATIONSANDWARRANTIESOFPURCHASER

         Purchaser hereby represents and warrants to Parent and Seller as follows:

         Section 7.01.  Organization.

         (a)      Organization  and  Qualification.  Purchaser  and  each of its
                  subsidiaries  is  a  corporation   duly   organized,   validly
                  existing,   and  in  good  standing  under  the  laws  of  the
                  jurisdiction of its incorporation. Purchaser and each of its subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where a lack of such qualification would not have a material adverse effect on the financial condition of Purchaser and its subsidiaries taken as a whole.

         (b) Capitalization of Purchaser. There are 10,000 authorized common shares of Purchaser.

There are 5,900 Common Shares outstanding immediately prior to the execution of this Agreement. All of the issued and outstanding Common Shares have been duly authorized, are validly issued, fully paid, and non-assessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Purchaser to issue, sell, or otherwise cause to become outstanding any shares of its capital stock, except as disclosed on Schedule 7.01(b). There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Purchaser. If Purchaser chooses to pay the note with Preferred Shares rather than cash at the time Purchaser issues Preferred Shares to Parent in payment of the Second Note, there shall be 9,000 Common Shares authorized, 5,900 Shares issued and outstanding and 1,000 Preferred Shares authorized with no Preferred Shares issued and outstanding.

         Section 7.02. Authorization and Validity of Agreement. Purchaser has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of the obligations of Purchaser hereunder have been duly authorized by all necessary corporate action by the board of directors and shareholders of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize the execution, delivery or performance. This Agreement has been duly executed by Purchaser and constitutes a valid and binding obligation, enforceable against Purchaser in accordance with its terms.

         Section 7.03. No Conflict or Violation. The execution, delivery, and performance of this Agreement by Purchaser does not and shall not: (a) violate or conflict with any provision of the articles or certificate of incorporation, bylaws, or other governing document of Purchaser, (b) violate any provision of law or any order, judgment, or decree of any court or other governmental or regulatory authority applicable to Purchaser; (c) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, indenture, or other agreement or instrument to which Purchaser is a party or by which it is bound or to which any of its properties or assets is subject which would prevent Purchaser from consummating the transactions contemplated by this Agreement in accordance with the terms and provisions of this Agreement or which would have a Material Adverse Effect on Purchaser; or (d) result in the imposition of any Liens or restrictions on the assets of Purchaser.

         Section 7.04. Consents and Approvals. No consent, waiver, authorization, or approval of any governmental or regulatory authority, or of any other Person, or (subject to the accuracy of Parent's and Seller's representations and warranties set forth in Section 6.28) declaration to or filing or registration with any governmental or regulatory authority, other than those consents, waivers, and approvals that have already been obtained, are required in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of its obligations hereunder.

         Section 7.05. Financial Statements. Attached hereto as Schedule 7.05 are true and complete copies of (a) the balance sheets of Purchaser as of
December 31, 1998 and 1997 and the related statements of operations, shareholders' equity and cash flows for each of the two years for the period ended December 31, 1998 together with the notes thereto and the audit report thereon of Deloitte & Touche LLP, certified public accountants, and (b) the unaudited balance sheet of Purchaser as of June 30, 1999 and the unaudited comparative statements of earnings for the six-month periods ended June 30, 1999 and 1998. The term "Purchaser Balance Sheet" means the balance sheet as of June 30, 1999 referred to above. All financial statements described by this Section
7.05 have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and present fairly the financial position of Purchaser as of the respective dates thereof and the results of Purchaser's operations and cash flows for the periods then ended.

         Section 7.06. Absence of Certain Changes or Events. Except as set forth on Schedule 7.06, since June 30, 1999, Purchaser has operated its business in the ordinary course consistent with past practice and there has not been any:

(a) material adverse change in the assets, operations, business, prospects or financial condition of Purchaser;

(b) (i) except for normal periodic increases in the ordinary course of business consistent with past practice, increase in the compensation payable or to become payable to any Personnel engaged in Purchaser's business whose total compensation for services rendered to Purchaser is at an annual rate of more than $100,000, (ii) bonus, incentive compensation, service award or other like benefit granted, made, or accrued, contingently or otherwise, for or to the credit of any Personnel engaged in Purchaser's business,
     (iii) employee welfare, pension, retirement, profit-sharing, or similar payment or arrangement made or agreed to by Purchaser for any Personnel engaged in Purchaser's business other than in the ordinary course of business, or (iv) new employment agreement with any Personnel engaged in the Purchaser's business to which Purchaser is a party;

(c) sale, assignment, or transfer outside of the ordinary course of any business of any of the assets of Purchaser material to Purchaser's business singly or in the aggregate;

(d) cancellation of any indebtedness or waiver of any rights having a value of $25,000 or greater to Purchaser in Purchaser's business, whether or not in the ordinary course of business;

(e) execution and delivery, amendment, cancellation, or termination of any contract, license, or other instrument material to Purchaser's business;

(f) capital expenditure or the execution of any lease or any incurring of liability therefor in connection with the Purchaser's business involving payments in excess of $25,000 in the aggregate;

(g) failure to repay any material obligation, except where such failure would not have a Material Adverse Effect on the Purchaser;

(h) failure to operate Purchaser's business in the ordinary course or to preserve Purchaser's business intact;

(i)  change in accounting methods or practices;

(j)  revaluation by Purchaser of any assets;

(k) damage, destruction, or loss (whether or not covered by insurance) adversely affecting the business of Purchaser;

(l)  mortgage, pledge, or other encumbrance of any of Purchaser's assets;


(m) declaration, setting aside, or payment of dividends or distributions in respect of any outstanding securities of Purchaser, any redemption, purchase, or other acquisition of any of Purchaser's outstanding securities, or any other payments, including the payment of any amounts due on obligations of Purchaser to its shareholders or directors;

(n) issuance or commitment to issue any shares or other equity securities of Purchaser or obligations or securities convertible into or exchangeable for shares or other equity securities of Purchaser;

(o) indebtedness incurred for borrowed money or any commitment to borrow money by Purchaser, or any loans (other than loans to a subsidiary) made or agreed to be made by Purchaser, or any guarantee, assumption, endorsement of, or other assumption of an obligation by Purchaser with respect to any liabilities or obligations of any other Person;

(p) incurrence of any liability involving $25,000 or more (excluding liability under Purchase Orders), or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency, or other reserves of Purchaser;

(q) issuance of any Purchase Order, or group of related Purchase Orders, for an aggregate amount in excess of $100,000;

(r) any payment, discharge, satisfaction, or compromise of any liabilities or contingent liabilities other than the payment, discharge, or satisfaction
     (i) in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Purchaser Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the June 30, 1999, and (ii) of other liabilities or contingent liabilities involving $25,000 or less singly and $100,000 or less in the aggregate;

(s)  agreement by Purchaser to do any of the foregoing; or

(t) other event or condition of any character which in any one case or in the aggregate has had, or any event or condition known to Purchaser which Purchaser reasonably expects will, in any one case or in the aggregate, have a Material Adverse Effect on the Purchaser.

         Section 7.07. Absence of Undisclosed Liabilities. Except as set forth on Schedule 7.07, Purchaser has no material indebtedness or liability which is not shown on the Purchaser Balance Sheet or provided for thereon, other than liabilities incurred or accrued in the ordinary course of business since June 30, 1999.

         Section 7.08. Compliance with Law. Except as set forth on Schedule 7.08, Purchaser and its business are in compliance with all applicable federal, state, local, and foreign laws, ordinances, orders, rules, and regulations including those applicable to discrimination in employment, occupational safety and health, trade practices, competition and pricing, product warranties, zoning, building, sanitation, employment, retirement, labor relations, product advertising, and Environmental Requirements, other than, in any such case, any failure to be in compliance that does not or shall not have a Material Adverse Effect on the business, financial or future prospects of Purchaser. Purchaser is not in default with respect to any order, writ, judgment, award, injunction, or decree of any court or governmental or regulatory authority or arbitrator applicable to it or its business, its Personnel, or is aware that any factual circumstances are likely to result in such default.

         Section 7.09. Litigation. Except as set forth on Schedule 7.09 (a) there are no claims, actions, suits, proceedings, arbitral actions, or investigations pending or, to the knowledge of Purchaser, threatened against Purchaser, its business, before or by any court or governmental body which, if adversely determined, could have a Material Adverse Effect on Purchaser or could adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement; and (b) there are no unsatisfied judgments against Purchaser, or its business.

         Section  7.10.  Related  Party  Transactions.  Except  as set  forth in
Schedule 7.10, there are no material transactions relating to Purchaser's business presently pending or planned, or initiated or completed since June 30, 1999, between Purchaser and any officer, director or affiliate of Purchaser, any relative of any such Person, including any contract, agreement, or other arrangement (i) providing for the furnishing of material services by or to Purchaser, (ii) providing for the rental of material real or personal property by or to Purchaser, or (iii) otherwise requiring material payments from or to Purchaser (other than for services as officers or directors of Purchaser) to any such Person or corporation, partnership, trust, or other entity in which any such Person has a substantial interest as a shareholder, officer, director, trustee, or partner.

         Section 7.11. Shareholders. The issued and outstanding shares of capital stock of Purchaser are owned of record and beneficially by the shareholders set forth on Schedule 7.11, and no other Person has any equity interest in, or right, contingent or other, to acquire any equity interest in Purchaser or any subsidiary.



Section 7.12.  Year 2000 Compliance.

(a) Purchaser has conducted an initial review of whether Purchaser's systems, processes, products, equipment and services are "Year 2000 Ready." Interim results of such review are set forth on Schedule 7.12. Year 2000 Ready means that the systems, processes, products, equipment and services of Purchaser (including any software embedded in any products) ("Services"), will correctly identify, recognize and process four-digit year dates, and the Services will: (1) continue to function properly with regard to dates before, during and after the transition to year 2000 including, but not limited to, the ability to roll dates from December 31, 1999 to January 1, 2000 and beyond with no errors or system interruptions; (2) accurately perform calculations and comparisons on dates that span centuries; (3); accept and properly process dates that could span more than 100 years (e.g., calculating a person's age from their birth date and the current date); (4) properly sort and sequence dates that span centuries; (5) understand that the year 2000 starts on a Saturday; (6) recognize that February 29, 2000 is a valid date and that the Year 2000 has 366 days; (7) prohibit use of date fields for any purpose other than to store valid dates; (8) preclude the use of 12/31/99 or any other valid date to indicate something other than a date (e.g., 12/31/99 in a date field means "do not ever cancel"); and (9) comply with and conform to the specifications of American National Standard ANSIX3.30-19865, Representation for Calendar Date and Ordinal Date for Information Interchange.

(b) Purchaser has contacted its critical customers suppliers regarding their Year 2000 Readiness. To the best knowledge of the Purchaser, the Year 2000 Readiness of such critical customers and suppliers is as set forth on
     Schedule 7.12 .

(c) Purchaser has made no express or implied warranties to any third party regarding the Year 2000 Readiness of themselves, or any of their Services, except as set forth on Schedule 7.12.

         Section 7.13. Due Diligence. With respect to all representations and warranties which are qualified "to the knowledge of Purchaser," "to the best knowledge of Purchaser," "known to Purchaser," or words of similar import, Purchaser has made reasonable investigation of the subject matter of the representation or warranty including, where appropriate, the holding of conferences with appropriate Personnel and/or the examination of appropriate documents.

         Section 7.14. All Material Information. To the best of Purchaser's knowledge, Purchaser has not withheld from Parent any material facts relating to Purchaser's business, the operations of Purchaser, or the financial or other condition of Purchaser, and no representation or warranty made herein by Purchaser and no statement contained in any certificate or other instrument furnished or to be furnished to Parent by Purchaser in connection with the transactions contemplated by this Agreement contains or will contain an untrue statement of a material fact or omits to state any material fact necessary in order to make any representation, warranty, or other statement of Purchaser not misleading.

         Section 7.15. Broker's and Finder's Fees; No Indiana Tax. To the best of the knowledge of Purchaser, no broker, finder, or other Person claiming through Purchaser is entitled to any commission or finder's fee in connection with this Agreement or the transactions contemplated by this Agreement, and no tax or fee under Indiana law shall be assessed to Seller or Parent by reason of the Closing of the transactions contemplated by the Agreement having occurred in Indiana.


                                  ARTICLE VIII.

                                      TAXES


         Section 8.01. Taxes. Seller shall pay all state and local sales, transfer, excise, value-added, or other similar taxes (including without limitation, all state and local taxes in connection with the transfer of the Real Property) and any deficiency, interest, or penalty asserted with respect thereto, and all recording and filing fees that may be imposed by reason of the sale, transfer, assignment, or delivery by Seller of the Acquired Assets. Seller shall be responsible for the preparation and filing of all required Tax Returns and shall be liable for the payment of any and all Taxes relating to all periods through the Closing Date (including all Taxes resulting from the sale and transfer by Seller of Acquired Assets hereunder).

         Section 8.02 . Cooperation on Tax Matters. Seller shall furnish or cause to be furnished to Purchaser, as promptly as practicable, whether before or after the Closing Date, such information and assistance relating to the Business as is reasonably necessary for the preparation and filing by Purchaser of any Tax Return, claim for refund, or other required or optional filings relating to tax matters, for the preparation by Purchaser for, and proof of facts during, any tax audit, for the preparation by Purchaser for any tax protest, for the prosecution or defense by Purchaser of any suit or other proceeding relating to tax matters, or for the answer by Purchaser to any governmental or regulatory inquiry relating to tax matters.

         Purchaser shall retain possession of all Files and Records transferred to Purchaser hereunder and coming into existence after the Closing Date which relate to the Business before the Closing Date, for a period not to exceed five years from the Closing Date. In addition, from and after the Closing Date, upon reasonable notice and during normal business hours, Purchaser shall provide access to Seller and its attorneys, accountants, and other representatives, at Seller's expense, to such Files and Records as Seller may reasonably deem necessary to properly prepare for, file, prove, answer, prosecute, and/or defend any such return, filing, audit, protest, claim, suit, inquiry, or other proceeding.

         Section 8.03 . Allocation of Purchase Price. Seller and Purchaser agree that the Purchase Price shall be allocated among the Acquired Assets in accordance with Schedule 8.03 and shall cooperate in the timely filing of Internal Revenue Service Form 8594 (or other appropriate forms), which shall be prepared in accordance with the allocation pursuant to Section 1060 of the Code, and any forms or documents required to be filed with respect to such matters with state or local taxing authorities.


                                   ARTICLE IX.

                                    COVENANTS

         Section 9.01. Participation Right in Future Securities Offerings. If Preferred Shares is issued to Parent, for so long as Parent continues to hold all of the Preferred Shares (or, if earlier, the date of the closing of any Qualified Public Offering, as that term is defined in Exhibit 3.03A hereto), Purchaser shall offer to Parent the non-assignable non-transferable right to participate, on the same terms and conditions, in any offer for new value that Parent may make of any shares of its capital stock (or any securities convertible into or exchangeable for capital stock), excluding (a) any stock options issued to employees, officers and directors or securities to be issued upon exercise thereof, (b) securities to be issued upon stock dividends, stock splits and the like for which an adjustment to the conversion ratio is required to be made under the terms of the Preferred Shares, (c) securities to be issued upon conversion of the Preferred Shares, (d) securities to be offered pursuant to the Qualified Public Offering, and (e) securities to be issued in payment of part or all of the purchase price of businesses or property hereafter purchased by Purchaser (an "Offering"). The participation right granted pursuant to this
Section 9.01 shall relate to such number or amount of securities included in the Offering as shall enable Parent to maintain its rights to convert its Preferred Shares into the same fully-diluted percentage of Common Shares of Purchaser as the Parent possessed immediately prior to the Offering. For purposes of the preceding sentence, the Parent's fully-diluted percentage of Common Shares immediately prior to the Offering shall mean the percentage that would result assuming issuance by all parties of all unissued shares then reserved by the Purchaser for grant or issuance under options and warrants, or upon conversion of outstanding convertible securities.

         Section 9.02. Right of First Refusal. If Preferred Shares is issued to Parent, for so long as Parent continues to hold the Preferred Shares (or, if earlier, the date of any Qualified Public Offering), Parent shall not sell, assign, transfer, assign, pledge, hypothecate, mortgage, encumber, or otherwise dispose of all or any of its shares of Preferred Shares, except to a third party (the "Proposed Transferee") pursuant to a bona fide offer (the "Offer") to purchase all (but not less than all) of the Preferred Shares (the "Offered Shares") after having granted the holders of common stock of Purchaser a right of first refusal to purchase the Offered Shares pursuant to the terms of this
Section 9.02. In the event of an Offer, the Parent shall submit an offer to sell the Offered Shares to the common shareholders of Purchaser (at their addresses of record on the books of the Purchaser) on terms and conditions, including price, that are no less favorable than those on which the Parent proposes to sell the Offered Shares to the Proposed Transferee. The Parent shall deliver to the common shareholders a copy of the Offer, which shall disclose the identity of the Proposed Transferee, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The offer to the common shareholders shall further state that each of the common shareholders have the right (transferable among themselves) to purchase that number of the Offered Shares as shall be equal to the number of shares of common stock then owned by such shareholder of record divided by the aggregate number of common shares then outstanding. If the Parent receives a written acceptance of the terms of the Offer as to all the Offered Shares from one or more of the common shareholders within 30 days of transmittal of the offer to the common shareholders , then the Preferred Shares shall be deemed to be the subject of a binding purchase and sale agreement as of the time of Parent's receipt of the last of the written acceptances, and the closing of such purchase(s) and sale(s) shall take place at the principal offices of the Purchaser within 30 days following the date of delivery to the Parent of the last of the acceptances. If the common shareholders do not agree to purchase all of the Offered Shares, then the Parent may sell all (but not less than all) of the Offered Shares to the Proposed Transferee, within 30 days of the lapse or waiver of the rights of the common shareholders to purchase the Offered Shares, for a price and upon other terms and conditions not more favorable to the Proposed Transferee than those specified in the Offer, provided that the Proposed Transferee shall first execute and deliver to the Purchaser an agreement to continue to be subject to the terms of this Section 9.02 as to any future transfer of the Preferred Shares by the Proposed Transferee. If the Offered Shares are not sold to the Proposed Transferee within such 30-day period, then such Offered Shares shall continue to be subject to this Section 9.02 as to any other proposed transfer.

         Section 9.03. Underwriting Arrangements. If Preferred Shares is issued to Parent, in connection with any Qualified Public Offering, Parent (and any permitted transferee of its Preferred Shares under Section 9.02) shall enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an agreement between underwriters and companies of Purchaser's size and investment stature, including without limitation an agreement that Parent shall not sell or dispose of the common shares that Parent would receive upon conversion of the Preferred Shares on the date of closing of the Qualified Public Offering for a specified period following such closing date (but not longer than the period that is applicable to the Purchaser's controlling common shareholder, officers and directors).

         Section 9.04.     Miscellaneous .  At any time, and from time to time:

(a) Parent and Seller shall execute such consents and other instruments and make such filings as may be necessary or appropriate in order to allow
     Purchaser or any affiliate of Purchaser to change its name to, or to utilize the name "Top Source Automotive, Inc." (or any substantially similar name) from and after the Closing Date, and to transfer the Acquired Assets, operate the Business, or otherwise implement the terms of this Agreement.

(b) After the Closing, Parent and Seller shall not directly or indirectly use, for their own benefit or otherwise, or disclose to any other Person, any information relating to the Acquired Assets or the Business, except to the extent that such information (i) is or becomes generally available to the trade or the public other than as a result of a disclosure by Parent or Seller or their representatives, (ii) is required to be disclosed by law or order of a court or governmental body or stock exchange requirements, (iii) as necessary in connection with tax matters or (iv) as may be necessary or appropriate to communicate to Parent or Seller's agents, employees, officers, directors, or counsel to effectuate the terms of this Agreement.

                                   ARTICLE X.

                                    SURVIVAL

         Solely for the purposes of the indemnification provided by Article XI. hereof, all representations and warranties contained in this Agreement shall survive the execution, delivery, and performance hereof, notwithstanding any investigation conducted at any time with respect thereto, for the longer of (a) one year after the Closing Date or (b) in the case of the representations and warranties made in any of Sections 6.08, 6.16, 6.18, 6.19, and 7.15, a period ending 60 days after the expiration of the statutory period of limitations (without any extensions) applicable to any matter subject to the representations and warranties contained in those Sections, except that the representations and warranties made in each of Sections 6.01, 6.03, 6.04, and 6.28 shall survive indefinitely.


                                   ARTICLE XI.

                                 INDEMNIFICATION

         Section 11.01. Indemnification by Parent and Seller. Parent and Seller shall, jointly and severally, indemnify and hold harmless Purchaser and its successors and their respective shareholders, officers, directors, and agents from and against any and all damages, losses, obligations, liabilities, claims, encumbrances, penalties, costs, and expenses, including reasonable attorneys' fees (and costs and reasonable attorneys' fees in respect of any suit to enforce this provision) (each a "Claim"), arising from or relating to (a) any misrepresentation, breach of warranty, or nonfulfillment of any of the covenants or agreements of Seller or Parent in this Agreement or in any document, certificate, or affidavit delivered by Parent or Seller pursuant to the provisions of this Agreement; (b) any liability, obligation, or commitment of any nature (absolute, accrued, contingent, or other) of Seller or Parent or relating to the Acquired Assets or the operation of the Business arising out of transactions entered into or events occurring prior to the Closing and not expressly assumed by Purchaser pursuant to this Agreement; (c) any Environmental Expenses, any Environmental Claims, any Environmental Conditions, or any material violation of Environmental Requirements relating to any time on or before the Closing Date; and (d) any and all actions, suits, investigations, proceedings, demands, assessments, audits, and judgments arising out of any of the foregoing.

         In addition, Parent and Seller shall jointly and severally, indemnify and hold Purchaser and Purchaser's lenders, if any, harmless from and against any loss, claim, expense, damage, or liability (including reasonable attorneys' fees and expenses) to which Purchaser and/or the Acquired Assets may become subject insofar as such loss, claim, damage, or liability (or actions in respect thereof) arises out of or is based upon a breach or alleged breach of, or failure to comply with any provision of, or to give any notice or make any filing pursuant to, any bulk sales law or similar statute. Purchaser understands that no notices or filings are being made in respect of the Acquired Assets under any such law or statute.

         Section 11.02. Indemnification by Purchaser. Subject to the provisions of Section 11.04, Purchaser shall indemnify and hold harmless each of Parent and Seller and its successors and their respective shareholders, officers, directors, and agents from and against any and all Claims resulting from or relating to (a) any misrepresentation, breach of warranty, or nonfulfillment of any of the covenants or agreements of Purchaser in this Agreement, and (b) any and all suits, actions, investigations, proceedings, demands, assessments, audits, and judgments arising out of any of the foregoing.

         Section 11.03 .  Procedure.

(a) Promptly (and in any event within 15 days after the service of any citation or summons) after acquiring knowledge of any Claim for which one of the parties hereto (the "Indemnified Party") may seek indemnification against another party (the "Indemnifying Party") pursuant to this Article XI., the Indemnified Party shall give written notice thereof to the Indemnifying Party. Failure to provide notice shall not relieve the Indemnifying Party of its obligations under this Article XI. except to the extent that the Indemnifying Party demonstrates actual damage caused by that failure. The Indemnifying Party shall have the right to assume the defense of any Claim with counsel reasonably acceptable to the Indemnified Party upon delivery of notice to that effect to the Indemnified Party. If the Indemnifying Party, after written notice from the Indemnified Party, fails to take timely action to defend the action resulting from the Claim, the Indemnified Party shall have the right to defend the action resulting from the Claim by counsel of its own choosing, but at the cost and expense of the Indemnifying Party. The Indemnified Party shall have the right to settle or compromise any Claim against it, and, as the case may be, recover from the Indemnifying Party any amount paid in settlement or compromise thereof, if it has given written notice thereof to the Indemnifying Party and the Indemnifying Party has failed to take timely action to defend the same. The Indemnifying Party shall have the right to settle or compromise any claim against the Indemnified Party without the consent of the Indemnified Party provided that the terms of the settlement or compromise provide for the unconditional release of the Indemnified Party and require the payment of monetary damages only.

(b) Upon its receipt of any amount paid by the Indemnifying Party pursuant to this Article XI., the Indemnified Party shall deliver to the Indemnifying Party such documents as it may reasonably request assigning to the Indemnifying Party any and all rights, to the extent indemnified, that the Indemnified Party may have against third parties with respect to the Claim for which indemnification is being received.

         Section 11.04. Limitations on Indemnification. No Indemnified Party shall be entitled to receive an indemnification payment with respect to any Claim or Claims specified in this Article XI. unless the Claim, or the aggregate amount of all Claims made by the Indemnified Party hereunder, equals or exceeds $50,000.

         Section 11.05. Claims Against Escrow. Purchaser may, but shall not be obligated to, direct that the Escrow Agent pay to the Purchaser, from time to time, any amount that may be payable by Parent or Seller to Purchaser under this
Article XI. from the Escrow Property, and Parent and Seller shall, promptly upon being requested to do so by Purchaser, join in any written direction to the Escrow Agent under Section 4 of the Escrow Agreement that Purchaser may prepare for this purpose. The rights of Purchaser to made claims against the Escrow Property for satisfaction of part or all of any Claims that it may have against the Seller and Parent under this Article XI. are supplementary to, and not a limitation upon, its rights and remedies to proceed directly against Parent and Seller in respect of such Claims, provided, that any Claim satisfied in part or in whole by a distribution to the Purchaser of Escrow Property shall to that extent reduce the Claim of Purchaser against Parent and Seller.

                               ARTICLE [Reserved]

                               ARTICLE [Reserved]
                               ARTICLE [Reserved]

                                   ARTICLE XV.

                                  MISCELLANEOUS

         Section 15.01 . Public Announcements. No party shall make any press release or public announcement concerning this transaction prior to or after the Closing Date, except as expressly permitted by the other party, except that either party may make any press release or public announcement if and to the extent required by securities law or stock exchange requirement or other applicable law or legal compulsion, provided that such party who proposes to make such legally-required disclosure provide the other party with notice as promptly as practicable of the circumstances that it believes creates a duty to make such disclosure and an opportunity to review such disclosure and comment thereon.

         Section 15.02. Expenses. Except as otherwise provided herein, each of the parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby including without limitation, any legal and accounting fees, whether or not the transactions contemplated hereby are consummated.

         Section 15.03. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent via facsimile transmission to the facsimile number given below, provided that telephonic confirmation of receipt is obtained from the designated person for the recipient promptly after completion of transmission, (c) on the day after delivery to a nationally recognized overnight courier service or the Express Mail service maintained by the United States Postal Service, or (d) on the fifth
(5th) day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and addressed as follows:

         If to Seller or Parent, to:

                  Top Source Technologies, Inc.
                  7108 Fairway Drive, Suite 200
                  Palm Beach, Florida 33418-3757
                  Attention: Mr. William C. Willis, President

         With a copy to:

                  Michael Harris
                  Michael Harris, P.A.
                  1645 Palm Beach Lakes Blvd.
                  Suite 550
                  West Palm Beach, Florida 33401

         which copy shall not constitute notice for the purposes of this Agreement.

         If to Purchaser, to:

                  Onkyo America, Inc.
                  3030 Barker Drive
                  Columbus, Indiana 47201
                  Attention: Mr. Shinobu Shimojima, President

         With a copy to:

                  Dale E. Stackhouse
                  Ice Miller Donadio & Ryan
                  One American Square
                  Box 82001
                  Indianapolis, Indiana 46282-0002

         which copy shall not constitute notice for the purposes of this Agreement.

         Any party may change its address for the purpose of this Section 15.03 by giving the other parties written notice of its new address in the manner set forth above.

         Section 15.04. Headings. The article, section, and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         Section 15.05 .  Construction.

         (a) The parties have participated jointly in the negotiation and drafting of this Agreement, and, in the event of an ambiguity or a question of intent or a need for interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         (b) Except as otherwise specifically provided in this Agreement (such as by "sole," "absolute discretion," "complete discretion", or words of similar import), if any provision of this Agreement requires or provides for the consent, waiver, or approval of a party, such consent, waiver, and/or approval shall not be unreasonably withheld.

i. The parties intend that each representation, warranty, and covenant herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant, as the case may be.

ii. Words of any gender used in this Agreement shall be held and construed to include any other gender; words in the singular shall be held to include the plural; and words in the plural shall be held to include the singular; unless and only to the extent the context indicates otherwise.

iii. Any reference to any federal, state, local, or foreign statute or law shall
     be  deemed  also  to  refer  to  all  rules  and  regulations   promulgated
     thereunder, unless the context requires otherwise.

iv.      The word "including" means "including, without limitation."

v. The terms "to the knowledge of Seller," "known to Seller," or words of similar import mean the actual knowledge of the executive officers of Parent or Seller, or any of them.

vi. The terms "to the knowledge of Purchaser," "known to Purchaser," or words of similar import mean the actual knowledge of Purchaser's executive officers, or any of them.

         Section 15.06. Severability. If any provision of this Agreement is declared by any court or other governmental body to be null, void, or unenforceable, this Agreement shall be construed so that the provision at issue shall survive to the extent it is not so declared and that all of the other provisions of this Agreement shall remain in full force and effect.

         Section 15.07. Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the transactions contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to those transactions. All exhibits and schedules hereto are expressly made a part of this Agreement as fully as though completely set forth herein.

         Section 15.08. Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be or construed as a further or continuing waiver of any condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

         Section 15.09. Parties in Interest. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Person other than Seller and Purchaser and their respective successors and permitted assigns.

         Section 15.10. Successors and Assigns. No party hereto shall assign or delegate this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto, and any attempted assignment or delegation without prior written consent shall be void and of no force or effect; provided, however, Purchaser may, without consent but upon notice given to Seller at least five days prior to the Closing Date, assign all its rights and delegate its obligations hereunder to a subsidiary of Purchaser or to a corporation under direct or indirect common control with Purchaser, in which event (a) the subsidiary may issue and deliver the Note and the Security Agreement to Parent at Closing if Purchaser guaranties its subsidiary's obligations thereunder, and (b) the subsidiary shall be entitled to rely upon the representations and warranties of Parent and Seller hereunder to the same extent as it were the named Purchaser hereunder. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

         Section 15.11. Governing Law; Jurisdiction. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Indiana (without giving effect to the principles of conflicts of laws thereof), except to the extent that the laws of any jurisdiction in which Acquired Assets are situated may be applicable hereto. The parties hereto irrevocably agree and consent to the non-exclusive jurisdiction of the courts of the State of Indiana and the federal courts of the United States, sitting in Indianapolis, Indiana, for the adjudication of any matters arising under or in connection with this Agreement.

         Section 15.12. Counterparts. This Agreement is executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed, or caused to be executed by their duly authorized representatives, this Agreement as of the date first above written.

                                          "SELLER"

                                          TOP SOURCE AUTOMOTIVE, INC.


                                          By:


Its:




                                          "PARENT"

                                          TOP SOURCE TECHNOLOGIES, INC.


By:


Its:

                                          "PURCHASER"

                                          ONKYO AMERICA, INC.


                                          By:



Its:

                                               Exhibit 2.01


                                             FORM OF ESCROW AGREEMENT

         This ESCROW AGREEMENT, dated , 1999 by and between Onkyo America, Inc., an Indiana corporation ("Purchaser"); Top Source Technologies, Inc., a Delaware corporation, and Top Source Automotive, a Florida corporation (collectively, the "Seller"); and , a national banking association ("Escrow Agent");

                                    Recitals

         1. Seller and Purchaser have entered into that certain Asset Purchase Agreement, dated , 1999 ("Agreement) and under the provisions thereof Purchaser is required to pay certain amounts to
Escrow Agent to be held and disbursed as hereinafter provided.

         2. Escrow Agent desires to serve as the agent for the escrow required by the Agreement.

         3. The parties desire to enter into this Escrow Agreement evidencing the arrangements concerning the Escrowed Funds and the rights and obligations of the parties with respect thereto.

                                    Agreement

         For and in consideration of the fees provided for in this Escrow Agreement to be paid to the Escrow Agent, the receipt and sufficiency of which are hereby acknowledged, and the mutual agreements set forth herein, the parties hereby agree as follows:

         Section 1. Deposit. The Purchaser has caused to be delivered to the Escrow Agent the sum of $500,000 (which, together with interest earned thereon and less charges and costs of the Escrow Agent, shall be referred to herein as the "Escrowed Funds") to be held pursuant to the terms and conditions of this Escrow Agreement.

         Section 2. Duties of Escrow Agent. The Escrow Agent acknowledges the receipt of the Escrowed Funds and shall hold said Escrowed Funds in accordance with the terms and conditions of this Escrow Agreement. The Escrow Agent shall invest the Escrowed Funds in five or more deposits issued by the Escrow Agent and other insured depository institutions that are fully insured by the Federal Deposit Insurance Corporation for an initial maturity of ______ months. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity, or genuineness of documents or securities deposited hereunder, or of any endorsement thereon, or for any description therein, nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority, or rights of the persons executing or delivering or purporting to execute or deliver any such document, security, or endorsement.

         Section 3.        Delivery of Escrowed Funds.

         Unless (and to the extent that) the Escrow Agent has received written notice from the Purchaser that a disagreement within the meaning of Section 8 exists between the Purchaser and the Seller, as to the Seller's right to obtain all or part of the Escrowed Funds, the Escrow Agent shall deliver to Seller the Escrowed Funds (or such lesser amount as Seller may specify), on the tenth
(10th) business day following the Seller's presentation on or after October ___, 2000, to the Escrow Agent of (i) a written request for delivery of the Escrowed Funds indicating to whom delivery should be made, and (ii) proof of its having given, on or after October ___, 2000, written notice to Purchaser of its intent to obtain delivery of the Escrowed Funds together with the facts supporting its claim that it is entitled to the delivery of the Escrowed Funds or such lesser amount and describing the basis on which such claim is made.

         Section 4. Delivery Upon Mutual Demand. Upon mutual demand, in writing, of both the Seller and the Purchaser at any time, the Escrowed Funds shall be delivered by the Escrow Agent as the parties direct.

         Section 5. Escrow Agent and Duty. The Escrow Agent shall not be responsible for any act or omission on its part so long as the Escrow Agent acts in good faith and its acts or omissions are free of reckless indifference to the consequences thereof to Seller and Buyer. The Escrow Agent may rely upon any notice, certificate, affidavit, release letter or other paper or document which the Escrow Agent believes to be genuine and the Escrow Agent shall not be liable when the Escrow Agent relies on such genuineness in good faith.

         Section 6.        Escrow Agent Fees.

         (a) The Purchaser and the Seller shall each be liable for one-half (1/2) payment of all reasonable costs and expenses incurred by the Escrow Agent in the event of litigation arising out of this Escrow Agreement so long as the Escrow Agent is not found to be in breach of its duties under this Escrow Agreement.

         (b) In addition to any other remedies which may be provided by law, if the Escrow Agent's costs and expenses are not promptly paid, the Escrow Agent shall have the right to withhold from the Escrowed Funds until such time as its costs and expenses have been paid.

         Section 7. Resignation of Escrow Agent. The Escrow Agent may resign at any time by giving written notice to the Seller and the Purchaser, transmitted by (i) facsimile transmission to the facsimile number given below, provided that personal telephonic confirmation of receipt is obtained by the sender from the recipient promptly after completion of transmission, (ii) a nationally recognized overnight courier service, or (iii) the Express Mail service maintained by the United States Postal Service, and addressed as follows:

         If to Seller, to:

                  Top Source Technologies, Inc.
                  7108 Fairway Drive, Suite 200
                  Palm Beach, Florida 33418-3757
                  Attention: Mr. William C. Willis, President

                  Tel. No. 561-775-5756
                  Fax  No. 561-691-5220

         With a copy to:

                  Michael D. Harris
                  Michael Harris, P.A.
                  1645 Palm Beach Lakes Boulevard
                  West Palm Beach, Florida 33401

                  Tel. No. 561-478-7077
                  Fax  No. 561-478-1817

         which copy shall not constitute notice for the purposes of this Agreement.

         If to Purchaser, to:

                  Onkyo America, Inc.
                  3030 Barker Drive
                  Columbus, Indiana 47201

                  Attention: Mr. Shinobu Shimojima

                  Tel. No. 812-342-0332
                  Fax. No. 812-342-0422

         With a copy to:

                  Dale E. Stackhouse
                  One American Square
                  Box 82001
                  Indianapolis, Indiana 46282-0002

                  Tel. No. 317-236-2401
                  Fax. No. 317-592-4770

         which copy shall not constitute notice for the purposes of this Agreement.

         Any party may change its address for the purpose of this Section 7. by giving the other parties written notice of its new address in the manner set forth above.

         In the event of the resignation of the Escrow Agent, the successor escrow agent shall be chosen by the Seller and shall be a corporation having capital, surplus and undivided profits in excess of Fifty Million Dollars ($50,000,000) and duly qualified to serve as an escrow agent under the laws of the United States of America or Indiana law, located in Indianapolis, Indiana. The Escrow Agent who has resigned shall as soon as practicable deliver to the successor escrow agent the Escrowed Funds and a current account of the affairs of the Escrowed Funds. Any successor escrow agent shall have the rights, powers, title and discretion of the original escrow agent hereunder and shall be charged with all the duties and obligations of the original escrow agent hereunder.

         Section 8. Disagreements Over Release of Escrowed Funds. If there is any disagreement between the Purchaser and the Seller or among them and any other person, resulting in adverse claims and demands being made in connection with, or for, all or any portion of the Escrowed Funds, the Escrow Agent shall refuse to comply with the claims or demands as long as such disagreement shall continue, but only to the extent of the portion of the Escrowed Funds in dispute, and in so refusing the Escrow Agent shall make no delivery or other disposition of the disputed portion of the Escrowed Funds, and in so doing the Escrow Agent shall not be or become liable in any way to any person for its failure or refusal to comply with such conflicting or adverse demands; the Escrow Agent shall deliver the undisputed portion of the Escrowed Funds as otherwise provided herein. The Escrow Agent shall be entitled to continue so to refrain from acting and so refuse to act in respect to the disputed portion of the Escrowed Funds until the Escrow Agent receives authorization as follows:

         (a)  authorization executed by the Seller and the Purchaser;

         (b) a certified or file-stamped copy of a court order resolving the disagreement or directing a specific distribution of all or any portion of the Escrowed Funds; or

         (c) a ruling pursuant to arbitration resolving the disagreement or directing a specific distribution of all or any portion of the Escrowed Funds.

         Upon receipt of any such document, the Escrow Agent shall promptly act according to its terms, thereby being relieved from any duty, responsibility or liability arising from the adverse claims and demands or from the terms of this Escrow Agreement with respect to that portion of the Escrowed Funds covered by the terms of such document.

         Section 9.        Discharge of Escrow Agent.

         (a) The delivery of any portion of the Escrowed Funds in accordance herewith, shall wholly discharge the Escrow Agent from all responsibility hereunder only with respect to that portion so delivered and shall terminate this Escrow Agreement only as it applies to such portion.

         (b) The delivery of all the items of the Escrowed Funds, in accordance herewith, shall terminate this Escrow Agreement and wholly discharge the Escrow Agent from all responsibility hereunder.

         Section 10. Other Agreements. The Escrow Agent shall be deemed to have no notice of, and shall not be controlled, limited or bound by any of the provisions contained in the Agreement, or in any other agreement, contract, or document by or among the Seller and the Purchaser and any other person, except as such provision is specifically contained herein.

         Section 11.       Headings.   The   article,   section   and
paragraph headings in this agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         Section 12.       Construction.

         (a) The parties have participated jointly in the negotiation and drafting of his Agreement, and, in the event of an ambiguity or a question of intent or a need for interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         (b) Except as otherwise specifically provided in this Agreement (such as by "sole," "absolute discretion," "complete discretion", or words of similar import), if any provision of this Agreement requires or provides for the consent, waiver, or approval of a party, such consent, waiver, and/or approval shall not be unreasonably withheld.

         Words of any gender used in this Agreement shall be held and construed to include any other gender; words in the singular shall be held to include the plural; and words in the plural shall be held to include the singular; unless and only to the extent the context indicates otherwise. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" means "including, without limitation."

         Section 13. Severability. If any provision of this Agreement is declared by any court or other governmental body to be null, void, or unenforceable, this Agreement shall be construed so that the provision at issue shall survive to the extent it is not so declared and that all of the other provisions of this Agreement shall remain in full force and effect.

         Section 14. Entire Agreement. This Agreement and the Asset Purchase Agreement contains the entire understanding among the parties hereto with respect to the transactions contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to those transactions. All exhibits and schedules hereto are expressly made a part of this Agreement as fully as though completely set forth herein.

         Section 15.       Amendments; Waivers.  This   Agreement   may   be
amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be or construed as a further or continuing waiver of any condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

         Section 16. Parties in Interest. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Person other than Seller and Purchaser and their respective successors and permitted assigns.

         Section 17. Successors and Assigns. No party hereto shall assign or delegate this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto, and any attempted assignment or delegation without prior written consent shall be void and of no force or effect; provided, however, Purchaser may, without consent but upon notice given to Seller assign all its rights and delegate its obligations hereunder to a subsidiary of Purchaser or to a corporation under direct or indirect common control with Purchaser. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

         Section 18. Governing Law; Jurisdiction. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Indiana (without giving effect to the principles of conflicts of laws thereof). The parties hereto irrevocably agree and consent to the non-exclusive jurisdiction of the courts of the State of Indiana and the federal courts of the United States, sitting in Indianapolis, Indiana for the adjudication of any matters arising under or in connection with this Agreement.

         Section 19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed, or caused to be executed by their duly authorized representatives,

this Agreement as of the date first above written.

                                           "SELLER"




By:

Its:



                                           "PURCHASER"





                                           By:

Its:








                                           "ESCROW AGENT"






                                           By:

                                           Its:






                                                  Exhibit 4.01(E)

                                             CERTIFICATE OF AMENDMENT
                                                        OF
                                             ARTICLES OF INCORPORATION
                                                        OF
                                                ONKYO AMERICA, INC.

Onkyo America, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the Indiana Business Corporation Law (the "IBCL"), does hereby certify as follows:

         1. Amendment of Article III of Articles of Incorporation. By unanimous written consent of the Board of Directors of the Corporation a resolution was duly adopted, setting forth an amendment to the Articles of Incorporation of the Corporation and declaring said amendment to be advisable. The shareholders of the Corporation duly approved said proposed amendment by unanimous written consent in accordance with the IBCL. The resolution setting forth the amendment is as follows:

          RESOLVED: That Article III of the Articles of Incorporation of the Corporation be and hereby is deleted in its entirety and the following
     Article III is inserted in lieu thereof: Shares

         Section 3.1. Number. The total number of shares that the Corporation is authorized to issue is Ten Thousand (10,000) shares, which shall have no par value.

         Section 3.2. Classes. There shall be two (2) classes of shares of the Corporation. One class shall be designated as "Common Shares" and shall consist of Nine Thousand (9,000) of the authorized shares, and the other class shall be designated as "Preferred Shares" and shall consist of One Thousand (1,000) of the authorized shares.

         Section 3.3. Relative Rights, Preferences, Limitations and Restrictions of Shares.

(a) Common Shares. Except to the extent expressly granted to the Preferred Shares, the Common Shares shall have all of the rights accorded to shares under the Indiana Business Corporation Law (the "IBCL"), including but not limited to voting rights and all rights to distribution of the net assets of the Corporation upon dissolution.

(b) Preferred Shares. The Preferred Shares shall have such preferences, limitations, restrictions and relative voting and other rights as may be determined, in whole or in part, by the Board of Directors before the issuance of any shares thereof, by amendment of these Articles of Incorporation in the manner provided in the IBCL. The Board of Directors may create one or more series of Preferred Shares and may determine, in whole or in part, the preferences, limitations, restrictions and relative voting and other rights of any such series before the issuance of shares of that series, by amendment of these Articles of Incorporation in the manner provided in the IBCL.

         2. Adoption of First Addendum to Articles of Incorporation. By unanimous written consent of the Board of Directors of the Corporation a resolution was duly adopted, setting forth an amendment to the Articles of Incorporation of the Corporation in the form of a First Addendum thereto, and declaring said amendment to be advisable. The resolution setting forth the amendment is as follows:

         RESOLVED, that pursuant to Article III of the Articles of Incorporation, as amended, of the Corporation, the Board of Directors hereby approves and adopts an amendment to the Articles of Incorporation to create a new series of Preferred Shares of the Corporation, which new series of Preferred Shares shall have the designation and the preferences, limitations, restrictions and relative voting and other rights that are specified in the following First Addendum to the Articles of Incorporation of the Corporation:

         1        Designation.  The Board of  Directors  hereby  authorizes  the
                  creation  of  a  new  series  of   Preferred   Shares  of  the
                  Corporation, which shall be designated the "Series A Convertible Redeemable Nonvoting Preferred Shares" (being referred to herein as the "Series A Preferred Shares"). The Series A Preferred Shares shall have the following preferences, limitations, restrictions and relative voting and other rights:

         2.       Dividends.

(a) Dividends. The holders of the then outstanding Series A Preferred Shares shall be entitled to receive, out of funds legally available therefor, cumulative annual dividends when and as they may be declared from time to time by the Board of Directors of the Corporation at an annual rate per share equal to five percent (5.0%) of the original purchase price of $10,000 that is deemed to have been paid for each of the 100 shares of the Series A Preferred Shares (which amount shall be subject to adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Preferred Shares). The Board of Directors shall declare and cause to be paid such dividends if and to the extent that there are legally available funds therefor. Such dividends shall be deemed to accrue on the Series A Preferred Shares on each anniversary date of initial issuance thereof and be cumulative, whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. If such cumulative dividends in respect of any prior or current annual dividend period shall not have been declared and paid or if there shall not have been a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart with respect to any class of the Corporation's capital stock, now or hereafter outstanding. Upon conversion or redemption of the Series A Preferred Shares under
     Section 5 hereof, all accumulated and unpaid dividends on the Series A Preferred Shares, whether or not declared, since the date of issue up to and including the date of conversion thereof (including a pro-rata portion of dividends for the period if any elapsed since the most recent anniversary date of initial issuance) shall be declared and paid; provided, however, that if funds therefor are not legally available upon conversion, then the Corporation shall issue additional common shares on the date of conversion thereof, valued at the price to public in the Qualified Public Offering that causes the conversion to occur.

(b) Restriction on Common Shares Dividends. During such time as any Series A Preferred Shares remain outstanding the Corporation shall not pay or declare any dividends or make any other distributions on the Common Shares unless all annual dividends on the Series A Preferred Shares that have been deemed to have accrued on the Preferred Shares shall have first been declared and paid in full; provided nothing herein shall prohibit the Corporation from purchasing Common Shares from employees or consultants at the original purchase price thereof pursuant to vesting agreements approved by the Board of Directors.

         3.       Liquidation, Dissolution or Winding Up.

                  In the event of any liquidation, dissolution, merger (where a change of control occurs), consolidation, sale of all or substantially all assets (which for purposes hereof shall be deemed to mean, notwithstanding any statute, rule or case law to the contrary, the sale of more than 50% of the tangible or intangible assets of the Corporation) or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Shares shall be entitled to be promptly paid out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes (and before any payments are made to holders of capital stock of any other class), whether such assets are capital, surplus, or capital earnings, an amount equal to $10,000 per share of Series A Preferred Shares (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Preferred Shares) plus all accrued and unpaid dividends thereon, whether or not earned or declared, since the date of issue up to and including the date full payment shall be tendered to the holders of the Series A Preferred Shares with respect to such liquidation, dissolution or winding up (collectively, the "Liquidation Amount"). If the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of Series A Preferred Shares the full amount of the Liquidation Amount to which they shall be entitled, the holders of Series A Preferred Shares shall share ratably in any distribution of assets according to the amounts which would be payable with respect to the Series A Preferred Shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

                         After the payment of the Liquidation  Amount shall have
                  been made in full to the holders of the Series A Preferred Shares or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series A Preferred Shares so as to be available for such payments, the remaining assets of the Corporation legally available for distribution to its shareholders shall be distributed among the holders of other classes of capital stock of the Corporation (the "Junior Stock") to the exclusion of the holders of the Series A Preferred Shares.

                4.Nonvoting Stock.  Except as otherwise  required by the Indiana
                  Business Corporation Law, holders of Series A Preferred Shares shall not be entitled to vote on any matters submitted to a vote of security holders of the Corporation; provided, however, that the Series A Preferred Shares shall nevertheless have the voting rights afforded nonvoting shares under Indiana Code 23-1-38-4, as in effect on the date of issue of the Series A Preferred Shares.

                5.Mandatory   Conversion  of  Series  A  Preferred  Shares.  The
                  holders of the Series A Preferred Shares shall have the following rights and obligations with respect to the conversion  of the  Series  A  Preferred  Shares  into  Common
                  Shares:

(a) General. Subject to, and effective upon, the closing of a Qualified Public Offering, all outstanding Series A Preferred Shares shall automatically convert into Common Shares on the basis set forth in this Section 5. For purposes hereof, the term "Qualified Public Offering" shall mean an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), covering the offer and sale of Common Shares for the account of the Corporation in which the aggregate proceeds to the Corporation, net of any underwriting discounts and commissions, equal at least $10,000,000 and in which the price per share of Common Shares is such that the equity valuation of the Corporation immediately prior to such public offering is at least $25,000,000. Holders of shares subject to conversion shall deliver to the Corporation at its principal office (or such other office or agency as the Corporation may designate by notice in writing) during its usual business hours, the certificate or certificates for Series A Preferred Shares being converted, and the Corporation shall on the date of closing of the Qualified Public Offering issue and deliver to such holders certificates for the number of Common Shares to which such holders are entitled. Until such time as holders of Series A Preferred Shares shall surrender those certificates therefor as provided above, such certificates shall be deemed to represent the Common Shares to which the holders shall be entitled upon the surrender thereof. The number of Common Shares to which a holder of Series A Preferred Shares shall be entitled upon conversion shall be equal to the product obtained by multiplying the Applicable Conversion Rate (determined as provided by Section 5(b)) by the number of Series A Preferred Shares being converted by each holder thereof.

(b) Applicable Conversion Rate. The conversion rate in effect at any time (the "Applicable Conversion Rate") shall be the quotient obtained by dividing $1,000,000 by the Applicable Conversion Value, calculated as provided in
     Section 5(c), and by further dividing that sum by the number of then-outstanding Series A Preferred Shares.

(c) Applicable Conversion Value. The Applicable Conversion Value shall be $6,610.77 subject to the terms hereof and further adjustment as provided in this Section.

(d) Adjustment to Applicable Conversion Value. Upon the happening of an Extraordinary Common Shares Event (as hereinafter defined), the Applicable Conversion Value for the Series A Preferred Shares shall, simultaneously with the happening of such Extraordinary Common Shares Event, be adjusted by multiplying the then effective Applicable Conversion Value with respect to the Series A Preferred Shares by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately prior to such Extraordinary Common Shares Event and the denominator of which shall be the number of Common Shares outstanding immediately after such Extraordinary Common Shares Event, and the product so obtained shall thereafter be the Applicable Conversion Value. The Applicable Conversion Value for the Series A Preferred Shares shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Shares Event or Events. "Extraordinary Common Shares Event" shall mean (i) the issue of additional Common Shares as a dividend or other distribution on outstanding Common Shares or on any class or series of Preferred Shares, unless made pro rata to holders of Series A Preferred Shares, (ii) a subdivision of outstanding Common Shares into a greater number of Common Shares, or (iii) a combination of outstanding Common Shares into a smaller number of Common Shares.

(e) Capital Reorganization or Reclassification. If the Common Shares issuable upon the conversion of the Series A Preferred Shares shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or distribution provided for elsewhere in this Section 5 or by a Reorganization), then and in each such event, the holder of each share of Series A Preferred Shares shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of Common Shares into which such Series A Preferred Shares might have been converted immediately prior to such capital reorganization, reclassification or other change.

(f) Capital Reorganization, Merger or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Shares (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person or entity (which for purposes hereof shall be deemed to mean, notwithstanding any statute, rule or case law to the contrary, the sale of more than 50% of the tangible or intangible assets of the Corporation), or the sale of a majority of the voting securities of the Corporation in one transaction or a series of related transactions (any of which events is herein referred to as a "Reorganization"), then as a part of such Reorganization, provision shall be made so that the holders of the Series A Preferred Shares shall thereafter be entitled to receive upon conversion of the Series A Preferred Shares, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its Series A Preferred Shares immediately prior to such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series A Preferred Shares after the Reorganization, to the end that the provisions of this Section 5 (including adjustment of the Applicable Conversion Value then in effect and the number of shares issuable upon conversion of the Series A Preferred Shares) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

     (g) Certificate as to Adjustments; Notice by Corporation. In each case of an adjustment or readjustment of the Applicable Conversion Rate, the Corporation at its expense will furnish each holder of Preferred Shares with a certificate, executed by the president and chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

     (h) Cash in Lieu of Fractional Shares. In the event of conversion of the Series A Preferred Shares, the Corporation shall not be issue a fractional interest in a Common Share or scrip in lieu thereof, but instead shall pay to the holder of the Series A Preferred Shares which were converted a cash adjustment in respect of fractional shares in an amount equal to the same fraction of the market price per share of the Common Shares (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional share interest has been created upon any conversion of Series A Preferred Shares shall be based upon the total number of Series A Preferred Shares being converted at any one time by any holder thereof, not upon each share of Series A Preferred Shares being converted.

     (i) Reservation of Common Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the the Series A Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Shares, and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Series A Preferred Shares, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose.

                  6. No Reissuance of Preferred Shares. No Series A Preferred Shares acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of Series A Preferred Shares accordingly.

                  7.       Redemption

                         (a)  General.  At any time  after  October  1, 2002 (or
                           earlier in the event of the consummation of an event of the type described by Section 7(b) hereeof or the first sentence of Section 3 hereof), at the election of either (i) the holders of a majority of the then outstanding Series A Preferred Shares, the Corporation, or (ii) the Corporation, the Corporation shall, to the extent it may do so under applicable law, redeem all (but not less than all) of the Series A Preferred Shares on or after the 30th day following receipt by the Corporation of notice of election by the holders of a majority of the shares thereof, or receipt by the holders thereof of notice of election by the Corporation, as the case may be. In the event that all the Series A Preferred Shares cannot be redeemed because of a prohibition under applicable law, (i) the Corporation shall redeem pro rata from such holders of Series A Preferred Shares as many Preferred Shares as it may legally redeem, and (ii) any Series A Preferred Shares that are scheduled for redemption that are not redeemed shall be redeemed as soon as such prohibition no longer exists and the Redemption Price (as defined below) will bear interest at the annual rate of 8% from the date that payment of the Redemption Price would otherwise have been made. The redemption price for each share of Series A Preferred Shares redeemed pursuant to this
                           Section 7(a) (the "Redemption Price") shall be equal to the quotient that is obtained by dividing:

                         (i) the product obtained by multiplying (A) the product
                           of multiplying 4.3 by the Corporation's average, annualized net income before interest, taxes, depreciation and amortization (which, for the purposes of this Section, shall include Top Source Automotive, Inc.'s net income before interest, taxes, depreciation and amortization for the September 1999) ("EBITDA") for the period beginning on September 1,
                           1999, and ending on the last day of the month preceding the month during which notice of election to redeem is given by the electing party, by (B) the fully-diluted percentage of Common Shares that the Series A Preferred Shares represent at the time of the giving of the notice of the redemption election (where the "fully-diluted percentage" shall be calculated by dividing the number of Common Shares that would then be issuable upon conversion of the Series A Preferred Shares by the number of Common Shares that would then be outstanding assuming issuance by the Corporation of all other unissued Common Shares then reserved by the Corporation for grant or issuance under options and warrants, or upon conversion of other outstanding convertible securities issued by the Corporation), by

                  (ii) the number of Series A Preferred Shares being redeemed by the election.

     (b) Related Party Transactions. In the event that the Corporation enters into any agreement (or a series of transactions designed to avoid the $1,000,000 limit set forth below) with a Related Party (as defined below) that involves the payment by the Corporation of an amount to that Related Party in excess of One Million Dollars ($1,000,000), in cash or tangible or intangible property, the holder of the Preferred Shares at the time that transaction is entered into shall have the right to redeem its Shares at the Redemption Price. The Corporation shall give notice of any such agreement to the Parent within 14 days of the entry into any such agreement, and the Parent shall have 14 days after the receipt of that notice to notify the Corporation if the Parent intends to exercise its redemption right. The Corporation must redeem the Preferred Shares within 30 days at the Redemption Price, using the last full month prior to the date on which the agreement with the Related Party was entered into for the purposes of the EBITDA calculation described in Section 7(a)(i). For the purposes of this
          Section 7(b), "Related Party" shall mean any officer, director, shareholder or consultant of the Corporation other than registered investment advisers. The foregoing redemption privilege shall not apply to transactions in the normal course of business with shareholders of the Corporation which were record owners as of September 30, 1999, or transactions with the Corporations wholly-owned subsidiaries.

     (c) Surrender of Certificates. Each holder of Series A Preferred Shares to be redeemed under this Section 7 shall surrender the certificate or certificates representing such shares to the Corporation at its principal office at a date and time to be specified in the notice of election to redeem (but not earlier than a business day which is at least 30 days after the date of the recipient's receipt of notice of election to redeem) (the "Redemption Date"), and thereupon the Redemption Price for such shares as set forth in this Section 7 shall be paid to the order of the person whose name appears on such certificate or certificates. Irrespective of whether the certificates therefor shall have been surrendered, all Series A Preferred Shares that are the subject of a notice shall be deemed to have been redeemed and shall be canceled effective as of the Redemption Date, unless the Corporation shall default in the payment of the applicable Redemption Price.

                  8.       Notices of Record Date.  In the event of

                  (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

                           (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series A Preferred Shares a notice specifying (i) the date on which any such record is to be taken for the purpose of any event referred to in (a) above, (ii) the date on which any such event referred to in clause (b) is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Shares (or other securities) shall be entitled to exchange their Common Shares (or other securities) for securities or other property deliverable upon any event referred to in clauses (b) and (c). Such notice shall be mailed at least ten
                           (10) days prior to the date specified in such notice on which such action is to be taken.

                    Exhibit 4.02(b)ASSUMPTION OF LIABILITIES

         In order to induce Onkyo America, Inc., an Indiana corporation ("Purchaser") to assume each of the obligations and liabilities of Top Source Automotive, Inc., a Florida corporation ("Seller") that are expressly assumed by that certain Asset Purchase Agreement dated ______, 1999 by and among Top Source Technologies, Inc., Purchaser and Seller (collectively "Assumed Liabilities"), Seller hereby represents and warrants to Purchaser that no default exists in the performance by Seller of any of the terms, covenants, provisions, or agreements required to be made, kept, or performed by Seller under or pursuant to any of the Assumed Liabilities prior to the date hereof, and there is no event which with the giving of notice or lapse of time will constitute a default by Seller under or pursuant to any of the Assumed Liabilities.

         In consideration of the foregoing representations and warranties of Seller and other valuable consideration, Purchaser hereby assumes and agrees to make all payments, and to perform and keep all promises, covenants, conditions, and agreements to be made, kept, and performed by Seller after the date hereof under or pursuant to the Assumed Liabilities.

         IN WITNESS WHEREOF, the parties hereto have executed, or caused to be executed by their duly authorized representatives, this Agreement as of the date first above written.

                                               "SELLER"

                                               TOP SOURCE AUTOMOTIVE, INC.

                                               By:

                                               Its:


                                               "PURCHASER"

                                               ONKYO AMERICA, INC.

                                               By:

                                               Its:

                              OFFICER'S CERTIFICATE
                               Onkyo America, Inc.

         The undersigned, being the duly qualified and acting Executive Vice President-Finance of Onkyo America, Inc., an Indiana corporation (the "Corporation"), hereby certifies to Ice Miller Donadio & Ryan as follows, and intends that they rely on such certifications in connection with their opinion (the "Opinion") to be delivered to Top Source Automotive, Inc. and Top Source Technologies, Inc. (collectively, the "Sellers"), pursuant to the terms of the Asset Purchase Agreement dated as of September 30, 1999 (the "Agreement"), by and among the Corporation and the Sellers, and all other agreements and documents contemplated therein (collectively with the Agreement, the "Transaction Documents"):

         1. The copy of the Articles of Incorporation of the Corporation, attached hereto as Exhibit A, is a true and accurate copy of such Articles as currently in force and effect as of the date hereof.

         2. The copy of the Bylaws of the Corporation, attached hereto as Exhibit B, is a true and accurate copy of such Bylaws as currently in force and effect as of the date hereof.

         3. The copy of the resolutions of the Corporation's Board of Directors, attached hereto as Exhibit C, is a true and accurate copy of the resolutions duly adopted by unanimous written consent by the Board of Directors on September 30, 1999. These resolutions are currently in full force and effect as set forth, and have not been amended, altered or superseded.

         4. The execution and delivery by the Corporation of the Transaction Documents and the performance of its obligations under the Agreement have been duly authorized by all requisite corporate action by the Corporation.

         5. The execution and delivery by the Corporation of the Agreement does not, and the performance by the Corporation of the transactions contemplated thereby will not (a) conflict with or violate any provision of its Articles of Incorporation or Bylaws or (b) conflict with or violate (i) any judgment, order, writ, injunction or decree binding on the Corporation, or (ii) any law, rule, regulation or ordinance of the State of Indiana applicable to the Corporation.

         6. Except as disclosed in Schedule 7.09(a) to the Agreement, there is no action, proceeding or investigation before or by any court, governmental agency or other body or official pending or overtly threatened in writing against the Corporation questioning the validity of any action by the Corporation in connection with the execution, delivery and performance of each of the Loan Documents, or that would have a material adverse effect on the property or the financial conditions or operations of the Corporation.

         7. The Preferred Stock has been duly reserved for issuance. Neither the issuance, the sale nor the delivery of the Preferred Stock as contemplated by the Agreement is subject to any preemptive right of stockholders of the Corporation, or is subject to any contractual right of first refusal or other right in favor of any person.

         IN WITNESS WHEREOF, this Certificate has been executed as of the 30th day of September, 1999.

                            By:
                               Douglas E. Pillow
                               Executive Vice President-Finance of
                               Onkyo America, Inc.

                          UNANIMOUS WRITTEN CONSENT OF
                            THE BOARD OF DIRECTORS OF
                               ONKYO AMERICA, INC.
                           TO ACTION WITHOUT A MEETING


         The undersigned, being all of the members of the Board of Directors (the "Directors") of Onkyo America, Inc. (the "Company"), an Indiana corporation, hereby consent that the following action may be, and the same hereby is, taken without the necessity of a meeting of the Board of Directors of the Company. The resolutions, as set forth below, are hereby adopted:

                  RESOLVED, that the Directors deem it is desirable and in the best interest of the Company to purchase substantially all of the assets of Top Source Automotive, Inc., a Florida corporation (the "Seller") which engages in the design, assembly and sale of overhead mounted speaker systems, pursuant to an Asset Purchase Agreement (the "Agreement") among Seller, Top Source Technologies, Inc., a Delaware corporation ("Parent"), and the Company, to pay the purchase price in part with one or more promissory notes payable to the Seller or Parent (the "Notes"), and to grant to the Seller security interests in and liens on the Company's real and personal property to secure one or more of the Notes.

                  RESOLVED FURTHER, that the President, the Vice President, the Treasurer and the Secretary (the "Authorized Officers") or any other officer of the Company designated in writing by any Authorized Officer, or any of them acting singly, shall be and they hereby are, authorized, empowered and directed to approve, execute and deliver on behalf of the Company the Agreement and the Notes substantially in the forms presented to the Directors in connection with these resolutions, with such changes thereto as shall be approved by any Authorized Officer and upon such other terms and conditions as any Authorized Officer of the Company deems reasonable, necessary, appropriate or expedient and in the best interest of the Company.

                  RESOLVED FURTHER, that the Authorized Officers, or any other officer of the Company designated in writing by any Authorized Officer, or any of them acting singly, shall be and they hereby are, authorized, empowered and directed to take any and all actions and to execute and deliver any and all agreements, instruments and documents which such officer or officers deem necessary or desirable in connection with the effecting of the transactions referenced in the preceding Resolutions, the doing of any such action or the execution and delivery of any such agreement, instrument or document to constitute conclusive evidence of the approval of such act or execution and delivery by the Directors.

                  RESOLVED FURTHER, that all acts and deeds heretofore done by any of the officers of the Company for and on behalf of the Company in entering into, executing, acknowledging or attesting any agreement, document or instrument or in carrying out the terms and intentions of these resolutions are hereby ratified and confirmed.

                  RESOLVED FURTHER, that this Consent be in lieu of a meeting of the Directors of the Company, and shall be filed in the minute book of the Company in place of any minutes of such meeting.

         This consent may be executed in one or more counterparts which, when signed by all of the Directors, shall constitute their unanimous consent.

         Dated this       day of _______________, 1999.

                                                     Shinobu Shimojima



                                                     Douglas E. Pillow

            (SECOND) REAL ESTATE MORTGAGE AND (THIRD) FIXTURE FILING


         THIS INDENTURE WITNESSETH, That ONKYO AMERICA, INC., an Indiana corporation ("Mortgagor") MORTGAGES AND WARRANTS to TOP SOURCE AUTOMOTIVE, INC., a Florida corporation ("Mortgagee") the real estate in Bartholomew County, Indiana, more particularly described in Exhibit A attached hereto, and incorporated herein, together with all rights, privileges, interests, easements, hereditaments, appurtenances, and improvements now or hereafter belonging, appertaining, attached to, or used in connection therewith (the "Real Estate");

         together, also, with any and all of the right, title and interest of Mortgagor in and to any and all fixtures, fittings, apparatus, equipment, and machinery attached to the Real Estate, including, but not limited to, any elevators, air conditioning and heating equipment, and all replacements thereof, now or at any time hereafter affixed or attached to said Real Estate, all of which Mortgagor hereby declares and agrees shall be and remain and constitute a portion of the security for the mortgage indebtedness and a part of the realty covered by and subject to the lien of this Mortgage, all of the above described property in this paragraph being hereafter called the "Fixtures" (the Real Estate and the Fixtures are hereinafter collectively called the "Mortgaged Premises").

         This mortgage ("Mortgage") is given to secure the performance of the provisions hereof and the payment of a certain Non-Transferable Secured Subordinated Promissory Note ("Note") dated September 30, 1999, in the principal amount of Six Million Five Hundred Thousand and 00/100 Dollars ($6,500,000.00) with interest and a final maturity as therein provided. Said principal and interest are payable as provided in the Note.

         Mortgagor covenants and agrees with Mortgagee that:

1. PAYMENT OF INDEBTEDNESS. Mortgagor shall pay when due all indebtedness secured by this Mortgage, on the dates and in the amounts, respectively, as provided in the Note or in this Mortgage, without relief from valuation and appraisement laws, and with attorneys' fees. Mortgagor shall have the prepayment privileges as are provided in the Note.

2. LIENS AND TAXES. Prior to any delinquency, Mortgagor will pay and discharge, or provide for the payment and discharge of, as the same shall become due and payable, all taxes, assessments, levies and all other charges of the United States of America, and of any state or political subdivision thereof, which may be levied, assessed or imposed on the Mortgaged Property; and it will not suffer or permit (or if suffered or permitted, it will, within sixty (60) days thereafter, cause to be released and discharged) any mechanics', materialmen's, laborers', or statutory lien; provided, however, that Mortgagor shall not be required to pay or cause to be paid any such tax, assessment, levy, charge or lien so long as Mortgagor shall in good faith contest the validity or amount thereof and shall make provision for the possible payment thereof as reasonably required by Mortgagee, and Mortgagor shall promptly notify Mortgagee of the levy, assessment or imposition of any such tax, assessment, levy or charge or the filing of any such lien and shall take further steps as may be reasonably required by Mortgagee, including but not limited to the making of a deposit or posting of a bond or indemnity, in order to prevent the Mortgaged Property, or any part thereof, from being subject to the possibility of loss, forfeiture or sale.

3. REPAIR OF MORTGAGED PREMISES; INSURANCE. Mortgagor shall keep the Mortgaged Premises in good repair and shall not commit waste thereon. Mortgagor shall procure and maintain in effect at all times adequate insurance against loss, damage to, or destruction of the Mortgaged Premises because of fire, windstorm and such other hazards and in such amounts, as required under the terms of the First Mortgage (as hereinafter defined). Mortgagor shall deliver a certificate evidencing the existence of all such insurance coverages to Mortgagee within ten
(10) days after the date hereof. Mortgagor shall promptly furnish to Mortgagee all renewal notices and all receipts of paid premiums. At least thirty (30) days prior to the expiration date of any such policy, Mortgagor shall deliver to Mortgagee a renewal certificate in form satisfactory to Mortgagee.

4. ADVANCEMENTS TO PROTECT SECURITY. Mortgagee, at its option, upon fifteen (15) days prior written notice to Mortgage, may advance and pay all sums necessary to protect and preserve the security intended to be given by this Mortgage, unless Mortgagor has paid such amounts within the 15-day period following such notice. All sums so advanced and paid by Mortgagee shall become a part of the indebtedness secured hereby and shall bear interest from the date or dates of payment at the rate of interest as provided in the Note. Such sums may include, but are not limited to, insurance premiums, taxes, assessments and liens (other than the liens of the First Mortgage and the Credit Agreement, as that term is hereinafter defined) which may be or become prior and senior to this Mortgage as a lien on the Mortgaged Premises, or any part thereof, and all costs, expenses and attorneys' fees incurred by Mortgagee in respect of any and all legal or equitable proceedings which relate to this Mortgage or to the Mortgaged Premises.

5. DEFAULT BY MORTGAGOR; REMEDIES OF MORTGAGEE. Upon default by Mortgagor in any payment provided for herein or in the Note, or in the performance of any covenant or agreement of Mortgagor hereunder, and the continuation of such default for a period of ten (10) days after written notice of default served by Mortgagee upon Mortgagor, or if Mortgagor shall be adjudged bankrupt, or if a proceeding shall be commenced for the appointment of a trustee or receiver for Mortgagor or for any part of the Mortgaged Premises and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) days (each such occurrence being an "Event of Default"), then and in any such event, the entire indebtedness secured hereby shall become immediately due and payable at the option of Mortgagee, without further notice, and this Mortgage may be foreclosed accordingly. Upon any Event of Default, Mortgagee shall have all the rights and remedies permitted under the Uniform Commercial Code under the laws of the State of Indiana ("UCC") with respect to the security interest in the Fixtures granted hereunder and all rights and remedies authorized under this Mortgage, and other laws.

6. NON-WAIVER; REMEDIES CUMULATIVE. No delay by Mortgagee in the exercise of any of its rights hereunder shall preclude the exercise thereof so long as Mortgagor is in default hereunder, and no failure of Mortgagee to exercise any of its rights hereunder shall preclude the exercise thereof in the event of a subsequent default by Mortgagor hereunder. Mortgagee may enforce any one or more of its rights or remedies hereunder successively or concurrently.

7. EXTENSIONS; REDUCTIONS; RENEWALS; CONTINUED LIABILITY OF MORTGAGOR. Mortgagee, at its option, may extend the time for the payment of the indebtedness, or reduce the payments thereon, or accept a renewal note or notes therefor, without consent of any junior lien holder, and without the consent of Mortgagor if Mortgagor has then parted with title to the Mortgaged Premises. No such extension, reduction or renewal shall affect the priority of this Mortgage or impair the security hereof in any manner whatsoever. This Mortgage shall secure any notes or other evidence of indebtedness given in substitution for the Note.

8. DUE ON SALE. If all or any part of the Mortgaged Premises, or any interest therein, is sold, transferred, assigned or otherwise disposed of, or further encumbered by a mortgage or otherwise (other than the First Mortgage and the Credit Agreement, and any extensions or replacements thereof), without Mortgagee's prior written consent, Mortgagee, at its option, may declare all sums secured by this Mortgage immediately due and payable. Any contract of sale of any kind including, without limitation, land contract, conditional sales contract, installment sales contract, lease with option to purchase (whether such option is oral or contained within such lease or in any other document) or any other transfer of interest in the Mortgaged Premises shall be deemed a transfer requiring prior written consent of Mortgagee. If Mortgagee exercises the option to accelerate payment of the indebtedness, all such indebtedness shall become due and payable upon the earlier of (i) closing of the sale or (ii) within thirty (30) days after the mailing of a notice from Mortgagee to Mortgagor setting forth the total sums due. In the event of the failure of Mortgagor to pay such sums prior to expiration of such thirty (30) day period, Mortgagee may, without further notice or demand, invoke any remedy permitted hereunder for default.

9. FIXTURE  FILING.  This Mortgage shall  constitute a security  agreement under
Article 9 of the UCC with respect to the Fixtures covered by this Mortgage. Mortgagor and Mortgagee agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Fixtures" herein are, or are to become, fixtures on the Real Estate; (ii) this instrument, upon recording in the real estate records of the proper office, shall constitute a "fixture filing" within the meaning of Sections 9-313 and 9-402 of the UCC; (iii) the addresses of the Mortgagor and Mortgagee, as "Debtor" and "Secured Party," respectively, are as set forth in the notice provision in this Mortgage; and
(iv) a carbon, photographic, or other reproduction of this instrument, or of any financing statement relating hereto, shall be sufficient for filing purposes.

10. SECOND MORTGAGE; THIRD FIXTURE FILING. The lien of this Mortgage on the Real Estate and the Fixtures is subordinate to that certain Mortgage from Mortgagor to Home Federal Savings Bank dated February 26, 1998 and filed as Instrument Number 98-2904 in the Bartholomew County Recorder's Office ("First Mortgage"). The lien of this Mortgage on the Fixtures is further subordinate to that certain Credit Agreement from Mortgagor to LaSalle Bank National Association dated as of September 24, 1999, as amended, a financing statement for which is filed in the Bartholomew County Recorder's Office ("Credit Agreement"). 11. NOTICE. Any notice to be given to either party under this Mortgage shall be deemed effectively given if it is in a written instrument mailed by United States certified mail, postage prepaid, return receipt requested, or sent by recognized overnight courier, to each of the parties at the following address for each, or at such other address as either party may furnish the other in writing: 12. If to Mortgagee:

                         Top Source Automotive, Inc.
                         7108 Fairway Drive, Suite 200
                         Palm Beach, Florida 33418-3757
                             Attention: President


If to Mortgagor:        Onkyo America, Inc.
                        3030 Barker Drive
                        Columbus, Indiana 47201
                          Attention: Douglas E. Pillow

Any such notice shall be deemed given within three (3) business days after deposit with the United States Postal Service and the next business day after deposit with a recognized overnight courier.

1. MISCELLANEOUS. All rights and obligations hereunder shall extend to and be binding upon the several heirs, representatives, successors and assigns of the parties to this Mortgage. When applicable, use of the singular form of any word also shall mean or apply to the plural and masculine form shall mean and apply to the feminine or the neuter. The titles of the several paragraphs of this Mortgage are for convenience only and do not define, limit or construe the contents of such paragraphs. 2.
         IN WITNESS WHEREOF, the Mortgagor has executed this Mortgage, this day of September, 1999.

                              ONKYO AMERICA, INC.,
                             an Indiana corporation

        By:
        Title:

STATE OF _____________                 )
                                       )  SS:
COUNTY OF ___________                  )


         Before me, a Notary Public in and for said County and State, personally appeared ____________________________, the _____________________ of Onkyo
America, Inc., an Indiana corporation, who acknowledged the execution of the foregoing Mortgage for and on behalf of said corporation.

         Witness my hand and Notarial Seal this _____ day of __________________, 1999.




                                                        (signature)


                                                  (printed name)Notary Public


My Commission Expires:                             County of Residence:

-----------------------                            --------------------------




This instrument was prepared by George H. Abel, II, Ice Miller Donadio and Ryan, One American Square, Box 82001, Indianapolis, Indiana 46282. Telephone: (317) 236-2100.

EXHIBITS 13.06A AND 13.06B

FORMS OF EMPLOYMENT AND NON-COMPETITION AGREEMENTS

                         NON-DISCLOSURE, NON-COMPETITION
                         AND NON-SOLICITATION AGREEMENT


         This Non-disclosure, Non-competition and Non-solicitation Agreement (the "Agreement") is entered into this 30th day of September, 1999, by and between Top Source Technologies, Inc., a Delaware corporation ("TST"), Top Source Automotive, Inc., a Florida corporation ("TSA") (collectively referred to herein as the "Seller"), and Onkyo America, Inc., an Indiana corporation ("Onkyo").

Preliminary Statement:

         Pursuant to the terms of an Asset Purchase Agreement being entered into by and among Onkyo and the Seller concurrently herewith (the "Asset Purchase Agreement"), Onkyo has agreed to purchase substantially all of the assets, properties and interests in assets and properties of the Seller (including goodwill) relating to Seller's business of design, assembly and sale of overhead speaker systems installed in vehicles on an original equipment manufacturer and after-market basis (the "Business"). In order to induce Onkyo to acquire the Business and enter into the Asset Purchase Agreement and as an essential element thereof, the Seller has agreed to enter into an agreement with Onkyo restricting their respective rights to disclose information relating to Onkyo (including information formerly owned by the Seller and acquired by Onkyo pursuant to the Asset Purchase Agreement), compete with the Business, and solicit former customers and employees of the Business.

Terms and Conditions:

         In consideration of Onkyo's execution and delivery of the Asset Purchase Agreement and its purchase of the Business from Seller, and for good and valuable other consideration, the receipt and sufficiency of which are acknowledged, Onkyo, on the one hand, and the Seller (jointly and severally), on the other hand, hereby agree as follows:

         1.       Secrecy and Confidential Information

         (a) Confidential Information. "Confidential Information" shall mean all information, whether or not originally created by Onkyo or Seller, which (1) is used in the Business that is being acquired by Onkyo or used in Onkyo's other businesses and is proprietary to, about, or created by the Business or Onkyo; and (2) is not generally known by any persons unrelated to the Business or Onkyo. Confidential Information includes, but is not limited to, the following types of information (whether or not reduced to writing or designated as confidential):

                  (i) Information regarding any of Onkyo's customers and clients, and their representatives, potential customers or leads, the identity of any contracts (contents and parties) to which Onkyo is or was a party or is or was bound, data provided by Onkyo, and the type, quantity and specifications of products and services being sold, purchased, leased, licensed or received by Onkyo;

                  (ii) Information received by Onkyo from third parties (such as vendors) under an obligation of confidentiality, restricted disclosure or restricted use;

                  (iii)  Any  of  Onkyo's   internal   personnel  and  financial
         information (including the revenue, costs or profits associated with any of Onkyo's products); vendor and supplier names, payroll information, purchasing and internal cost information, internal service and operational manuals and other information of Onkyo; and the manner and methods of conducting Onkyo's business;

                  (iv) Information with respect to Onkyo's products, services, facilities and methods, systems, trade secrets and other intellectual property;

                  (v) Work product related to work or projects performed for Onkyo or its customers;

                  (vi) Marketing and developmental plans, price and cost data, price and fee amounts, pricing and billing policies, quoting procedures, marketing techniques, methods of obtaining business, forecasts, forecast assumptions and volumes, future plans and potential strategies; and

                  (vii) All Confidential Information of the Business which constituted an asset of the Seller's and became an asset of Onkyo as a result of the transaction described in the Asset Purchase Agreement.

         (b) Ownership of Confidential Information. The Seller hereby acknowledges and agrees that all Confidential Information, whether developed before or after the asset acquisition, is now and shall remain the exclusive property of Onkyo, whether or not prepared in whole or in part by Onkyo or its employees. The Seller shall, upon the execution of this Agreement, promptly deliver to Onkyo all documents, tapes, disks, or other storage media and any other materials, and all copies thereof in whatever form, in the possession of Seller pertaining to the Confidential Information; provided, however, that Seller may make (at Seller's expense) and keep one copy of each of such items.

         (c) Non-Disclosure and Non-Use of Confidential Information. In furtherance of this Agreement and in order to assure adequate protection of Onkyo against the wrongful use or disclosure of Confidential Information, the Seller agrees that it will hold all Confidential Information in strict confidence and solely for the benefit of Onkyo, and that, except with the prior written consent of the Board of Directors of Onkyo (the "Board"), it will not directly or indirectly disclose or use or authorize any third party to disclose or use any Confidential Information. The Seller's obligations set forth in this
Section 1(c), and Onkyo's rights and remedies with respect thereto, whether legal or equitable, shall remain in full force and effect for the five (5) year period immediately following the Closing Date, as that term is defined in the Asset Purchase Agreement (the "Restricted Period").

         2. Non-Competition. During the Restricted Period, the Seller shall not, directly or indirectly engage in any activity or business that is substantially similar to or competitive with that of the Business in (i) any county of any state of the United States of America, (ii) any the state of Michigan and any other state in which the Business within one year of the Closing Date has made sales to DaimlerChrysler, (iii) any other state of the United States of America,
(iv) province of Canada, or (v) geographic area where Seller was or is engaged in the Business at any time within 12 months before the Closing Date, nor shall the Seller, without the express written consent of the Board, directly or indirectly engage in, own, manage, operate, join, control, lend money or other assistance to, or participate in or be connected with, as an officer, director, employee, partner, shareholder, consultant, manager, agent, or otherwise, any individual, corporation, partnership, firm, other company, business organization, or entity that is engaged in any activity or business that is substantially similar to or competitive with that of the Business in any (i) county of any state of the United States of America, (ii) the state of Michigan and any other state in which the Business within one year of the Closing Date has made sales to DaimlerChrysler, (iii) other state of the United States of America, (iv) province of Canada, or (v) geographic area where Seller was or is engaged in the Business at any time within 12 months before the Closing Date. For purposes of this Agreement, the phrase "engaged in the Business" shall be deemed to include, but shall not be limited to, manufacturing replacement parts or selling replacement parts to a manufacturer, distributor or other customer. The Business shall also be deemed to have been "engaged in the Business" in any area where the Business does not make direct sales to end-users, but where distributors to whom the Business does make direct sales make sales of its replacement parts to their direct customers.

         3.       Non-Solicitation.

         (a) During the Restricted Period, the Seller shall not, on its own behalf or on behalf of another individual or company or in any other capacity:

                  (i) in violation of Section 2 of this Agreement, call upon, solicit, contact or service DaimlerChrysler, Kenwood, Clarion, or any other customer or potential customer of the Business that the Business called upon, solicited, contacted or serviced within 12 months prior to the acquisition of its assets by Onkyo; or

                  (ii) solicit for employment, endeavor to entice away from Onkyo, or otherwise interfere with Onkyo's relationship with any person who is or becomes employed by or otherwise engaged to perform services for Onkyo in relation to the Business (including any leased employees utilized by Onkyo), or any vendors or suppliers of Onkyo.

         4. Reasonableness of Terms. The Seller acknowledges that the terms, covenants and restrictions contained in Section 1 through Section 3 above, including the duration, scope and territory thereof are, under the circumstances, fair and reasonable in all respects and necessary to safeguard the goodwill and proprietary interests of Onkyo in the Business being acquired. In the event that a court of competent jurisdiction makes a final determination that any term or provision is overly broad or unreasonable, Onkyo and the Seller agree that such restriction shall be enforceable on such modified terms as may be deemed reasonable and enforceable by a court of competent jurisdiction. Such modified restriction shall, as closely as possible, approximate the intention of the parties with respect to the invalid or unenforceable term, as evidenced by the remaining valid and enforceable terms and conditions of this Agreement.

         5. Remedies. The Seller recognizes that the disclosure of Confidential Information or any other breach of this Agreement may cause irreparable injury to Onkyo, inadequately compensable in money damages. Accordingly, in addition to any other legal or equitable remedies that may be available to Onkyo, the Seller agrees that Onkyo may seek and obtain injunctive relief against the breach or threatened breach of any of the Seller's obligations hereunder and that the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs of any action to enforce this Agreement.

         6. Governing Law. Indiana law shall govern the validity, performance, enforcement, interpretation and any other aspect of this Agreement, notwithstanding any state's choice of law provisions to the contrary. The parties intend the provisions of this Agreement to supplement, but not displace, their respective rights and responsibilities under Indiana's Trade Secrets Act, IC ss. 24-2-3-1 et seq., as amended.

         7. Notice. All notices required or desired to be given under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the date of receipt by the party to whom notice is to be given if transmitted to such party by telefax, provided a copy is mailed as set forth below on the date of transmission, or (iii) on the third day after mailing if mailed to the party to whom notice is to be given by registered or certified mail, return receipt requested, postage prepaid, to the addresses set forth in the Asset Purchase Agreement. Any party may, by giving written notice to the other parties, change the address to which notice shall then be sent.

         8. Miscellaneous. This Agreement is a complete and total integration of the understanding of the parties, and supersedes all prior or contemporaneous negotiations, commitments, agreements, writings and discussions with respect to the subject matter of this Agreement, provided, however, that this Agreement shall not supersede the terms of the Asset Purchase Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and any successors or assigns thereof, and may not be modified, amended, or waived in any manner except by an instrument in writing signed by all parties hereto. The waiver by any party of compliance by any other party with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement (whether or not similar), or a continuing waiver or a waiver of any subsequent breach by a party of a provision of this Agreement.
Performance by any party of any act not required of it under the terms and conditions of this Agreement shall not constitute a waiver of the limitations on its obligations under this Agreement, and no performance shall estop that party from asserting those limitations as to any further or future performance of its obligations. This Agreement shall be deemed to have been drafted jointly by the parties and in the event of any ambiguity in this Agreement, the same shall not be construed against either party. This Agreement may be executed in one or more counterparts, each of which for all purposes shall be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one counterpart signed by the party against which enforceability is sought needs to be produced to evidence the existence of this Agreement.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


"ONKYO"
ONKYO AMERICA, INC.


By:


Its:



"SELLER"
TOP SOURCE TECHNOLOGIES, INC.            TOP SOURCE AUTOMOTIVE, INC.

By:                                 By:   _______________________________


Its:                                Its:  _______________________________

 EXHIBIT 12.05B OPINION OF COUNSEL FOR PURCHASER





September 30, 1999


Top Source Automotive, Inc.
7108 Fairway Drive, Suite 200
Palm Beach, FL 33418-3757

Top Source Technologies, Inc.
7108 Fairway Drive, Suite 200
Palm Beach, FL 33418-3757


         Re: Asset Purchase Agreement dated as of September 30, 1999 among Onkyo America, Inc., Top Source Technologies, Inc. and
                  Top Source Automotive, Inc.

Ladies and Gentlemen:

         We have acted as counsel to Onkyo America, Inc., an Indiana corporation ("Onkyo"), in connection with the transactions contemplated by that certain Asset Purchase Agreement of even date herewith (the "Agreement") among Top Source Technologies, Inc., a Delaware corporation ("TST"), Top Source Automotive, Inc., a Florida corporation ("TSA") (collectively referred to herein as "Top Source") and Onkyo. This opinion letter is provided to you at the request of Onkyo. Capitalized terms used in this opinion letter that are not specifically defined herein have the meanings ascribed in the Agreement.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents: (a) the Agreement ; (b) Articles of Incorporation of Onkyo as certified by the Secretary of State for the State of Indiana on September 21, 1999 to be a true and complete copy of the Articles of Incorporation, as amended; (c) Bylaws of Onkyo as certified by the secretary of Onkyo as of September 30, 1999 to be a true and complete copy of the Bylaws of Onkyo; (d) Certificate of Existence issued by the Indiana Secretary of State for Onkyo, dated September 21, 1999 ; (e) resolutions of the board of directors of Onkyo, certified by the Executive Vice President-Finance of Onkyo as of September 30, 1999; and (f) Certificate of the Executive Vice President-Finance of Onkyo of even date herewith as to certain factual matters (the "Officer's Certificate").

         In rendering our opinion, we also have examined such certificates of public officials, organizational documents and records and other certificates and instruments as we have deemed necessary for the purposes of the opinion herein expressed and, with your permission, have relied upon and assumed the accuracy of such certificates, documents, records and instruments. We have made such examination of the laws of the State of Indiana as we deemed relevant for purposes of this opinion, but we have not made a review of, and express no opinion concerning, the laws of any jurisdiction other than the State of Indiana and the laws of the United States of general application to transactions in the State of Indiana.

         We have relied upon and assumed the truth and accuracy of the representations made in the Agreement, and have not made any independent investigation or verification of any factual matters stated or represented therein. Whenever our opinion or confirmation herein with respect to the existence or absence of facts is indicated to be based upon our knowledge or belief, it is intended to signify that, during the course of our representation of Onkyo no information has come to the attention of the attorneys who participated in the representation which would give us actual knowledge of the existence or absence of such facts. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts or circumstances or the assumed facts set forth herein, we accept no responsibility to make any such investigation, and no inference as to our knowledge of the existence or absence of such facts or circumstances or of our having made any independent review thereof should be drawn from our representation of Onkyo.

         We have further assumed with your permission:

         (a) The genuineness of all signatures, the legal capacity and competency of natural persons executing the Agreement, whether on behalf of themselves or other persons or entities, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies;

         (b) The documents that have been or will be executed and delivered in consummation of the transactions contemplated by the Agreement are or will be identical in all material and relevant respects with the copies of the documents we have examined and on which this opinion is based;

         (c) Each of TST and TSA (i) has been organized, is validly existing, and is in good standing under its jurisdiction of incorporation, and (ii) has full power and authority to enter into, execute, deliver, receive and perform the Agreement;

         (d) The entry into, execution, delivery, receipt, and performance of the Agreement by Top Source has been duly authorized by all requisite action on the part of Top Source;

         (e) The Agreement has been or will be duly entered into, executed, received and delivered by Top Source, and upon such execution and delivery constitute the legal, valid and binding obligations of Top Source, so that all of such instruments have mutuality of binding effect;

         (f) The provisions of the Agreement which are expressly stated to be governed by the laws of any state other than the State of Indiana constitute the valid, legal, binding and enforceable obligations of the parties thereto in accordance with the terms thereof under the laws of such other state, and insofar as the laws of such other state may be applicable to any matters opined upon herein, such laws are identical to the laws of Indiana applied by us herein;

         (g) Each party to the Agreement will at all times exercise its rights and remedies under the Agreement in good faith and in a manner which is commercially reasonable, and full and adequate consideration has been given for the undertakings of Onkyo under the Agreement;

         (h) The execution and delivery of the Agreement by all parties thereto will be free of intentional or unintentional mistake, misrepresentation, concealment, fraud, undue influence, duress or criminal activity;

         (i) The Agreement has been appropriately completed, executed and delivered in the form submitted to us for review, with all appropriate schedules and exhibits attached and all blanks appropriately completed; and

         (j) All terms and conditions of, or relating to, the transactions described in the Agreement are correctly and completely contained in the Agreement, and the Agreement has not been amended or modified by oral or written agreement or by conduct of the parties thereto.

         Based on the foregoing, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that:

         1. Onkyo is a corporation duly incorporated and validly existing under the laws of the State of Indiana.

         2. Onkyo has the corporate power and corporate authority under Indiana law to own and operate its property and carry on its business as now conducted, to execute and deliver the Agreement, and to perform its obligations under the Agreement.

         3. The execution and delivery of the Agreement by Onkyo and the performance of its obligations under the Agreement have been duly authorized by all requisite corporate action of Onkyo.

         4.       The  Agreement   constitutes  the  legal,  valid  and  binding
                  obligation of Onkyo and is enforceable against Onkyo in accordance with its terms.

         5. The execution and delivery by Onkyo of the Agreement does not, and the performance by Onkyo of the transactions contemplated thereby will not (a) conflict with or violate any provision of its Articles of Incorporation or Bylaws or (b) to our knowledge, conflict with or violate (i) any judgment, order, writ, injunction or decree binding on Onkyo, or (ii) any law, rule, regulation or ordinance of the State of Indiana applicable to Onkyo.

         6. The Preferred Stock has been duly reserved for issuance and, when issued in accordance with the provisions of the Articles of Incorporation, will be validly issued, fully paid and nonassessable. Neither the issuance, the sale nor the delivery of the Preferred Stock as contemplated by the Agreement is subject to any preemptive right of stockholders of Onkyo, or, to the best of our knowledge, subject to any contractual right of first refusal or other right in favor of any person.

         As a matter of fact and not as a legal opinion, we hereby confirm to you that, to the best of our knowledge, based solely upon the Officers' Certificate, there is no action, proceeding, or investigation before or by any court, governmental agency, or other body or official pending or overtly threatened in writing against Onkyo questioning the validity of any action by Onkyo in connection with the execution, delivery and performance of the Agreement or that would have a material adverse effect on the property or the financial condition or operations of Onkyo.

         We further confirm to you, as a matter of fact and not as a legal opinion, that to the best of our knowledge, based solely upon the Officers' Certificate, the sole record shareholders (and sole persons who hold of record options or other rights to acquire securities) of Onkyo are as set forth in
Schedule 6.26 of the Agreement.

         Each of the opinions set forth above is limited by its terms and subject to the assumptions herein above stated and is further subject to the following qualifications, exceptions and limitations.

         A. The legality, validity and enforceability of the Agreement and the opinion expressed in paragraph 4 above may be:

                  (i) limited or otherwise affected by bankruptcy, insolvency, reorganization, liquidation, readjustment of debt, receivership, moratorium, fraudulent conveyance, equitable subordination, equity of redemption, recharacterization or other similar legal principles now or hereafter in effect governing or affecting the rights and remedies of debtors and creditors generally, or general principles of equity, regardless of whether considered in a proceeding at law or in equity;

                  (ii) limited or otherwise affected by applicable laws or judicial decisions of the State of Indiana which may render certain of the rights, remedies, waivers, and appointments as attorney-in-fact contained therein unenforceable or ineffective, but the inclusion of which do not render the Agreement invalid as a whole or make the remedies generally afforded thereunder inadequate for the practical realization of the principal benefits intended to be provided thereby; and/or

                  (iii) subject to the effect of the concepts of good faith and fair dealing, materiality and reasonableness.

Notwithstanding the foregoing and without limiting the generality of the foregoing exceptions, we express no opinion with respect to (a) the availability of the remedies of specific performance or injunctive relief, (b) the availability of ex parte remedies and other self-help or non-judicial relief,
(c) set-off rights, or (iv) the legality, validity, binding effect, or enforceability of provisions that provide for an event of default predicated solely upon commencement of bankruptcy, reorganization or similar proceedings with respect to Onkyo.

B. We wish to advise you that under Indiana law, contractual indemnification and hold harmless provisions seeking to cover the indemnified party's own negligence, strict liability or other acts or omissions may not be enforceable to the extent the contract does not clearly and unequivocally specify that the indemnity or exculpation covers claims, losses, expenses or other liabilities arising or alleged to arise, in whole or in part, from the negligence, strict liability or other acts or omissions of the indemnified party. At least one Indiana case, Wilson Leasing Co. v. Gadberry, 437 N.E.2d 500 (Ind. App. 1982), states that indemnification clauses generally are strictly construed and that the terms must be set forth clearly and unequivocally. Another Indiana case, Powell v. American Health Fitness Center, 694 N.E.2d 757 (Ind. App. 1998), states that exculpatory clauses must both specifically and explicitly refer to the negligence of the party seeking release from liability. Further, indemnification or exculpation as against certain claims, losses, expenses or other liabilities arising as the result of the indemnified party's violation of federal or state statutes, or the indemnified party's own tort liability when performing a public or quasi-public duty, or other acts or omissions, may be considered contrary to public policy and therefore invalid and/or unenforceable. Our opinion set forth in paragraph 4 above, is limited by and subject to the Wilson Leasing and Powell decisions and these principles.

B. We have not considered and do not express an opinion with respect to (i) any federal or state (including Indiana) tax laws, (ii) any federal or state (including Indiana) securities laws and regulations, or (iii) any federal or state (including Indiana) antitrust laws and regulations.

C.  We  express  no  opinion  as  to  the   applicability  to  the  transactions
contemplated by the Agreement of Section 548 of the United States Bankruptcy Code or IC 32-2-7 relating to fraudulent transfers or obligations.

D. We express no opinion and make no statements concerning or with respect to any statutes, ordinances, administrative decisions, rules and regulations of counties, towns, municipalities and special political subdivisions.

E. The opinions expressed herein are matters of professional judgment regarding the issues addressed, are no guarantee of result with respect to the transaction or the future performance of Onkyo and are effective only as of the date hereof. No expansion of our opinions may be or should be made by implication or otherwise. We express no opinion other than as herein expressly set forth. We do not undertake to advise you of any future changes in law or fact that may affect the opinions set forth herein.

F. This letter is furnished to you solely in connection with the transactions contemplated by the Agreement and may not be relied upon by you for any other purpose or by any party other than you or your successors and/or assigns. The use or reliance upon this opinion letter by any other person or entity without our prior written consent is strictly prohibited.

                                Very truly yours,

                                 EXHIBITS 10.2A

                   SENIOR SECURED NOTE AND SECURITY AGREEMENT




THE ISSUANCE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE. THIS NOTE IS NOT ASSIGNABLE OR TRANSFERRABLE AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHOUT THE PRIOR WRITTEN CONSENT OF MAKER, AND WITHOUT THE PRESENTATION TO MAKER OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO MAKER OF EVIDENCE THAT SUCH DISPOSITION IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND LAWS.



                                             NON-TRANSFERABLE SECURED
                                           SUBORDINATED PROMISSORY NOTE

$6,500,000                                  Indianapolis, Indiana
                                            September 30, 1999


         FOR VALUE RECEIVED, the undersigned, Onkyo America, Inc., an Indiana corporation having its principal office at 3030 Barker Drive, Columbus, IN 47201 (the "Maker"), promises to pay to Top Source Automotive, Inc., a Florida corporation, having its principal office at 7108 Fairway Drive, Suite 200, Palm Beach, Florida 33418-3757 (the "Holder"), the principal sum of Six Million Five Hundred Thousand Dollars ($6,500,000), together with interest thereon from September 30, 1999 ("Effective Date") at the rate of interest and in the manner set forth herein. The Maker agrees to make payments of principal and interest, in lawful money of the United States at the time of payment, to be paid on the dates and in the manner provided in this Non-Transferable Secured Subordinated Promissory Note (the "Note").

         Interest shall accrue on the unpaid balance existing from time to time hereunder at a rate of nine percent (9%) per annum for a period of thirty (30) days after the Effective Date and shall accrue at a rate of fifteen percent (15%) per annum thereafter.

         The principal amount plus accrued interest shall be due in full in two installments on November 1, 1999. The amount of the first installment shall be Six Million Dollars ($6,000,000) (the "First Installment"). The amount of the second installment shall be Five Hundred Thousand Dollars ($500,000) (the "Second Installment"). The First Installment and all interest due thereon shall be fully paid to the Holder before any payment is applied to the Second Installment. After the First Installment and all interest due thereon has been paid to the Holder, the Second Installment and all interest due thereon shall be paid as Escrow Property to the Escrow Agent, as those terms are defined in that certain Asset Purchase Agreement, dated September 30, 1999, by and among the Maker, the Holder, and Top Source Technologies, Inc.

         The Maker may prepay the Note in full or in part at any time without penalty.

         The Maker hereby waives demand, presentment, protest, notice of protest and notice of dishonor. No delay or omission on the part of the Holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Holder of any right or remedy shall preclude any other or further exercise thereof of any other right or remedy. The Note and the rights hereunder shall not be assignable or transferable, by sale, pledge, hypothecation, operation of law or otherwise, by the Holder without the prior written consent of the Maker.

         Subject to the subordination provisions herein, the Holder may pursue all remedies available at law or in equity to collect the sums payable to the Holder hereunder, upon the occurrence of the following Events of Default ("Events of Default"): (i) the Note is not paid in full on or before November 1, 1999; (ii) institution by the Maker of proceedings seeking relief as a debtor, including, without limitation, a case under the United States Bankruptcy Code, 11 U.S.C. ss. 101 et seq.; (iii) institution by any person against the Maker of any proceedings in bankruptcy, including, without limitation, a case under the United States Bankruptcy Code, 11 U.S.C. ss. 101 et seq., if such proceedings are not dismissed within a period of ninety (90) days after institution; (iv) making an assignment for the benefit of creditors other than the Bank, as such term is defined below, without the prior written consent of Holder; (v) appointment of a receiver or like officer to take possession of the Maker's assets or the attachment or judicial seizure of all or any substantial part of the Maker's assets; (vi) admission by the Maker in writing of the inability to pay its debts as they mature; or (vii) liquidation, dissolution, partition, termination of the corporate existence or revocation of the charter of the Maker.

         The obligations of the Maker hereunder are secured (i) pursuant to a certain Security Agreement of even date herewith by a security interest in certain Accounts Receivable (as that term is defined in such Security Agreement) subordinate only to a senior security interest granted by the Maker to LaSalle Bank National Association, located at 135 South LaSalle Street, Chicago, Illinois 60603 (the "Bank"), and (ii) by a second mortgage in the Maker's real estate and fixtures subordinate to the first mortgage lien held by the Home Federal Savings Bank, Columbus, Indiana.

         In the event the Holder brings an action in a court of competent jurisdiction against Maker to enforce collection of any principal or interest due under this Note, the Holder shall also be entitled to collect its costs of collection, including reasonable attorney's fees and expenses.

         The rights of the Holder of the Note to receive payments of the sums due hereunder are subject and subordinate, to the extent and in the manner herein set forth, to the payment in full of all obligations of the Maker to the Bank, or its successors or assigns, whether now existing or hereinafter arising, which subordination the Holder, by its acceptance of the Note, shall be deemed to have accepted. The Bank is, and is intended to be, a third party beneficiary with respect to the subordination provisions contained herein, and same may not be waived or amended without the written consent thereto of the Bank.

         After the occurrence of a Bank Default (as hereinafter defined) relating to any of the current or future indebtedness or other obligations of the Maker to the Bank (the"Bank Obligations"), the Maker shall not pay to the Holder, and the Holder shall not take or receive from the Maker or from any other source, payment of any sums due from the Maker to the Holder due under the Note until the earlier of (i) the written waiver of such Bank Default by the Bank , (ii) the cure of such Bank Default by the Maker, or (iii) the payment in full of the Bank Obligations. No sums shall be paid hereunder by the Maker to the Holder, and the Holder shall not make or receive payment of any such sums, if and to the extent that the payment thereof would constitute or result in the occurrence of a Bank Default with respect to any of the Bank Obligations. In the event of acceleration of any of the Bank Obligations pursuant to the terms of any documents relating thereto, or in the event of the commencement of any enforcement, foreclosure or collection proceedings by the Bank against the Maker with respect to any of the Bank Obligations or with respect to any collateral securing the Bank Obligations, or in the event of any distribution of the assets of any kind or character, dissolution, winding-up, liquidation, or reorganization of the Maker (whether in bankruptcy, insolvency, or receivership proceedings or upon an assignment for the benefit of creditors or otherwise), the Holder shall not be entitled to receive any sums due under the Note from the Maker unless and until the Bank has been paid in full with respect to all of the Bank Obligations.

         Any payments received by the Holder with respect to the indebtedness evidenced by the Note in violation of the subordination provisions contained herein shall be deemed to have been received by the Holder in trust for the Bank and shall be promptly remitted by the Holder to the Bank in the form received and with any necessary endorsements thereon or thereto. Except as otherwise provided herein, the Maker may pay to the Holder, and the Holder may take and receive from the Maker, all or any portion of the indebtedness evidenced by the Note at such time or times as shall be provided herein for the payment thereof. The Holder hereby waives any rights that it may have to require a marshaling of assets of the Maker in connection with the payment of the Bank Obligations or the realization by the Bank on any of the collateral securing the same. For purposes of the foregoing subordination provisions of the Note, a "Bank Default" means the occurrence of a default or other event or circumstance that is not cured or abated within any applicable grace or cure period and that would permit the Bank, under the terms of any of the documents or agreements applicable to any of the Bank Obligations, to (i) accelerate all or any portion of the Bank Obligations, (ii) take any action with respect to realizing upon any collateral securing any of the Bank Obligations for the purpose of applying such collateral or proceeds therefrom against any of the Bank Obligations, or (iii) institute enforcement or collection proceedings against the Maker with respect to all or any portion of the Bank Obligations.

         The Note shall be governed by and construed in accordance with the laws of the State of Indiana with respect to any and all actions related to the Note or the enforcement of the Note without regard to conflict of law principles. In the event that a provision of the Note is deemed prohibited by or held invalid under applicable law, it shall be ineffective to the extent of the prohibition or invalidity, but such prohibition or invalidity shall not invalidate the remainder of such provisions or the remaining provisions of the Note. Wherever in the Note reference is made to the Maker or the Holder, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of the Note shall be binding upon and shall inure to the benefit of such successors and assigns.





         Executed and delivered at Indianapolis, Indiana on September 30, 1999.


                                       ONKYO AMERICA, INC.


                                      By:
                                        Douglas E. Pillow
                                        Executive Vice President - Finance

                                 EXHIBITS 10.2b

                   SENIOR SECURED NOTE AND SECURITY AGREEMENT


THE ISSUANCE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE. THIS NOTE IS NOT ASSIGNABLE OR TRANSFERRABLE AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHOUT THE PRIOR WRITTEN CONSENT OF MAKER, AND WITHOUT THE PRESENTATION TO MAKER OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO MAKER OF EVIDENCE THAT SUCH DISPOSITION IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND LAWS.


                                                 NON-TRANSFERABLE
                                             UNSECURED PROMISSORY NOTE

$1,000,000                                  Indianapolis, Indiana
                                            September 30, 1999

         FOR VALUE RECEIVED, the undersigned, Onkyo America, Inc., an Indiana corporation having its principal office at 3030 Barker Drive, Columbus, IN 47201 (the "Maker"), promises to pay to Top Source Technologies, Inc., a Delaware corporation, having its principal office at 7108 Fairway Drive, Suite 200, Palm Beach, Florida 33418-3757 (the "Holder"), the principal sum of One Million Dollars ($1,000,000), together with interest thereon from September 30, 1999 ("Effective Date") at the rate of interest and in the manner set forth herein. The Maker agrees to make payments of principal and interest, in lawful money of the United States at the time of payment, to be paid on the dates and in the manner provided in this Non-Transferable Unsecured Promissory Note (the "Note").

         Interest shall accrue on the unpaid balance existing from time to time hereunder at a rate of fifteen percent (15%) per annum for a period beginning thirty (30) days after the Effective Date.

         The principal amount plus accrued interest shall be due in full in a single installment on November 1, 1999.

         The Maker may prepay the Note in full or in part or at any time. The Note shall be deemed canceled, null and void upon the Maker's issuance of the Preferred Stock, as that term is defined in that certain Asset Purchase Agreement, dated September 30, 1999, by and among the Maker, the Holder, and Top Source Automotive, Inc.

         The Maker hereby waives demand, presentment, protest, notice of protest and notice of dishonor. No delay or omission on the part of the Holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Holder of any right or remedy shall preclude any other or further exercise thereof of any other right or remedy. The Note and the rights hereunder shall not be assignable or transferable, by sale, pledge, hypothecation, operation of law or otherwise, by the Holder without the prior written consent of the Maker.

         The Holder may pursue all additional remedies available at law or in equity, upon the occurrence of the following Events of Default ("Events of Default"): (i) the Note is not paid in full on or before November 1, 1999; (ii) institution by the Maker of proceedings seeking relief as a debtor, including, without limitation, a case under the United States Bankruptcy Code, 11 U.S.C. ss. 101 et seq.; (iii) institution by any person against the Maker of any proceedings in bankruptcy, including, without limitation, a case under the United States Bankruptcy Code, 11 U.S.C. ss. 101 et seq., if such proceedings are not dismissed within a period of ninety (90) days after institution; (iv) making an assignment for the benefit of creditors other than the Bank, as such term is defined below, without the prior written consent of Holder; (v) appointment of a receiver or like officer to take possession of the Maker's assets or the attachment or judicial seizure of all or any substantial part of the Maker's assets; (vi) admission by the Maker in writing of the inability to pay its debts as they mature; or (vii) liquidation, dissolution, partition, termination of the corporate existence or revocation of the charter of the Maker.

         In the event the Holder brings an action in a court of competent jurisdiction against Maker to enforce collection of any principal or interest due under this Note, the Holder shall also be entitled to collect its costs of collection, including reasonable attorney's fees and expenses.

         The rights of the Holder of the Note to receive payments of the sums due hereunder are subject and subordinate, to the extent and in the manner herein set forth, to the payment in full of all obligations of the Maker to the Bank, or its successors or assigns, whether now existing or hereinafter arising, which subordination the Holder, by its acceptance of the Note, shall be deemed to have accepted. The Bank is, and is intended to be, a third party beneficiary with respect to the subordination provisions contained herein, and same may not be waived or amended without the written consent thereto of the Bank.

         After the occurrence of a Bank Default (as hereinafter defined) relating to any of the current or future indebtedness or other obligations of the Maker to the Bank (the"Bank Obligations"), the Maker shall not pay to the Holder, and the Holder shall not take or receive from the Maker or from any other source, payment of any sums due from the Maker to the Holder due under the Note until the earlier of (i) the written waiver of such Bank Default by the Bank , (ii) the cure of such Bank Default by the Maker, or (iii) the payment in full of the Bank Obligations. No sums shall be paid hereunder by the Maker to the Holder, and the Holder shall not make or receive payment of any such sums, if and to the extent that the payment thereof would constitute or result in the occurrence of a Bank Default with respect to any of the Bank Obligations. In the event of acceleration of any of the Bank Obligations pursuant to the terms of any documents relating thereto, or in the event of the commencement of any enforcement, foreclosure or collection proceedings by the Bank against the Maker with respect to any of the Bank Obligations or with respect to any collateral securing the Bank Obligations, or in the event of any distribution of the assets of any kind or character, dissolution, winding-up, liquidation, or reorganization of the Maker (whether in bankruptcy, insolvency, or receivership proceedings or upon an assignment for the benefit of creditors or otherwise), the Holder shall not be entitled to receive any sums due under the Note from the Maker unless and until the Bank has been paid in full with respect to all of the Bank Obligations.

         Any payments received by the Holder with respect to the indebtedness evidenced by the Note in violation of the subordination provisions contained herein shall be deemed to have been received by the Holder in trust for the Bank and shall be promptly remitted by the Holder to the Bank in the form received and with any necessary endorsements thereon or thereto. Except as otherwise provided herein, the Maker may pay to the Holder, and the Holder may take and receive from the Maker, all or any portion of the indebtedness evidenced by the Note at such time or times as shall be provided herein for the payment thereof. For purposes of the foregoing subordination provisions of the Note, a "Bank Default" means the occurrence of a default or other event or circumstance that is not cured or abated within any applicable grace or cure period and that would permit the Bank, under the terms of any of the documents or agreements applicable to any of the Bank Obligations, to (i) accelerate all or any portion of the Bank Obligations, (ii) take any action with respect to realizing upon any collateral securing any of the Bank Obligations for the purpose of applying such collateral or proceeds therefrom against any of the Bank Obligations, or (iii) institute enforcement or collection proceedings against the Maker with respect to all or any portion of the Bank Obligations.

         The Note shall be governed by and construed in accordance with the laws of the State of Indiana with respect to any and all actions related to the Note or the enforcement of the Note without regard to conflict of law principles. In the event that a provision of the Note is deemed prohibited by or held invalid under applicable law, it shall be ineffective to the extent of the prohibition or invalidity, but such prohibition or invalidity shall not invalidate the remainder of such provisions or the remaining provisions of the Note. Wherever in the Note reference is made to the Maker or the Holder, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of the Note shall be binding upon and shall inure to the benefit of such successors and assigns.

         Executed and delivered at Indianapolis, Indiana on September 30, 1999.


                                     ONKYO AMERICA, INC.

                                     By:
                                     Douglas E. Pillow
                                     Executive Vice President - Finance

                               SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the "Security Agreement") is made and entered into effective as of September 30, 1999, by and between Top Source Automotive, Inc., a Florida corporation ("Secured Party"), having its principal office at 7108 Fairway Drive, Suite 200, Palm Beach, Florida 33418-3757 and Onkyo America, Inc., an Indiana corporation ("Debtor"), having its principal office address at 3030 Barker Drive, Columbus, IN 47201.

RECITALS:

WHEREAS, Secured Party has extended certain credit to Debtor, which is to be repaid with interest in accordance with the terms of that certain Non-Transferable Secured Subordinated Promissory Note (the "Note") of even date herewith executed by Debtor in favor of Secured Party;

WHEREAS, Secured Party extended such credit to Debtor on the condition that repayment is secured by, among other things, a security interest in favor of Secured Party in the Collateral (as such term is defined below) of Debtor;

WHEREAS, in order to induce Secured Party to extend the credit to Debtor referred to above, and to secure the Obligations (as such term is defined below) of Debtor under the Note, Debtor enters into this Security Agreement providing for, among other things, a security interest in favor of Secured Party in the Collateral;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

Section 1. Incorporation by Reference. The Preamble and Recitals set forth above, including each and every recital contained therein, and any and all definitions referred to elsewhere in this Security Agreement, are incorporated into and made a part of this Security Agreement as though fully set forth herein.

         Section 2. References to Debtor and Definitions. All capitalized terms not otherwise defined herein shall have the meanings set forth below:

"Accounts Receivable" shall have the meaning ascribed to it in that certain Asset Purchase Agreement between the Secured Party and Debtor dated as of September 30, 1999.

"Collateral" means all of Debtor's right, title and/or interest in and to any and all Accounts Receivable in which a security interest is granted hereunder, together with any and all Proceeds, products, and rents thereof or therefrom.

"Event of Default" or "Default" shall include the occurrence of any of the following:

         (a)      Any Event of Default under the Note;

         (b) Any representation, warranty, or statement made or furnished to Secured Party by or on behalf of Debtor in connection with this Security Agreement shall be untrue or misleading in any material respect as of the date when made or furnished, or any covenant of Debtor under this Security Agreement shall be breached; or

         (d) The dissolution or termination of existence of Debtor; or the insolvency or business failure of Debtor, or the admission by Debtor in writing of any inability to pay Debtor's debts as they become due; or the appointment of a receiver or trustee for all or any part of the property of Debtor, or an assignment by Debtor of all of a substantial portion of its assets for the benefit of Debtor's creditors; or the commencement of any proceeding under any insolvency laws by a guarantor or surety for Debtor for any part of the Obligations or the commencement of any such proceeding against any such guarantor or surety if such proceeding is not dismissed within a period of ninety
         (90) days after commencement.

"Uniform Commercial Code" and "applicable Uniform Commercial Code," shall mean the Indiana Uniform Commercial Code, except in the case of remedies of Secured Party, in which case it shall include the Uniform Commercial Code under which such remedies arise or which governs the exercise of such remedies.

Section 3. Grant of Security Interest. As security for the payment of the indebtedness of Debtor to Secured Party evidenced by the Note and for the payment and/or performance of all other obligations of Debtor under the Note or this Security Agreement (collectively, the "Obligations"), Debtor hereby grants, pledges and assigns to Secured Party, and creates in favor of Secured Party, a security interest subordinate only to the Bank (as such term is defined below), in all of Debtor's right, title and interest in and to the Collateral.

Section 4.        Representations,  Warranties and Covenants of Debtor.
Debtor represents,  warrants and covenants that:
1.
(a) Debtor's Title. Debtor is, as to all Collateral, the owner of said Collateral, subject only to a security interest granted by Debtor to LaSalle Bank National Association, located at 135 South LaSalle Street, Chicago, Illinois 60603 (the "Bank"), but otherwise free from any lien, security interest, or encumbrance, and Debtor shall defend the Collateral and proceeds and products thereof against any and all claims and demands adverse to the interests of Secured Party made by any party other than the Bank.

(b) Filing of Financing Statements and Preservation of Perfected Security Interests. Debtor hereby authorizes Secured Party, to file in such office or offices as Secured Party deems necessary or desirable such financing and continuation statements and amendments thereof or supplements thereto, and such other documents as Secured Party may from time to time require to perfect, preserve and protect the security interest granted herein. Debtor shall immediately notify Secured Party in writing of any change of address from that shown in this Security Agreement and shall also, upon demand, furnish to Secured Party such further information and shall execute and deliver to Secured Party such financing statements and other documents and shall pay any and all filing fees and costs with respect thereto and shall do all such acts as Secured Party may at any time or from time to time reasonably request to establish and maintain perfected security interests in the Collateral.

(c) Taxes and Assessments. Debtor shall promptly pay, as they become due and payable, any taxes and assessments imposed upon the Collateral.

(d)  Authority  of  Signer  to  Execute  Security  Agreement.   The  undersigned
representative of Debtor warrants that he or she has the authority to enter into and bind Debtor to the terms of this Security Agreement.

Section 5. Remedies Upon Default. Upon the occurrence of any Event of Default and at any time thereafter Secured Party may, at its option, declare Debtor's entire outstanding Obligations immediately due and payable without demand or notice, and Secured Party may reduce such Obligations to judgment, and in addition may seek judicial foreclosure of its security interest in the Collateral or, if applicable, assert its secured position with respect to the Collateral in any bankruptcy, receivership, or similar proceeding with respect to Debtor or Debtor's assets; provided, however, Secured Party shall not be entitled to realize any benefit from the Collateral or the disposition thereof unless and until all obligations of Debtor to the Bank have been paid in full. Secured Party shall have no other remedies.

Section 6. Governing Law. The laws of the State of Indiana shall govern the validity, performance, enforcement, and any other aspect of this Security Agreement, notwithstanding Indiana's choice of law principles to the contrary.

Section 7. Assignment. Except as otherwise provided herein, Secured Party may not assign or transfer this Security Agreement and any or all rights or obligations hereunder without prior written consent of Debtor and the Bank.

Section 8. Benefit. Except as provided herein, the rights and privileges of the parties under this Security Agreement shall inure to the benefit of their successors and assigns. All promises, covenants and agreements contained in this Security Agreement shall be binding upon the personal representatives, heirs, successors and assigns of the parties.

Section 9. Notices. Any notice contemplated herein or required or permitted to be given hereunder shall be in writing and shall be deemed to be given when delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested to the other party at the addresses set forth in the preamble of this Security Agreement, or to such other address as such other party may have last specified by written notice to the other.

Section 10. Severability. If a court of competent jurisdiction makes a final determination that any provision of this Security Agreement (or any portion thereof) is invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Security Agreement shall not in any way be affected or impaired thereby; and
(ii) to the fullest extent possible, the provisions of this Security Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 11. Non-Waiver. The failure of Secured Party to insist upon strict performance of any provision hereof shall not constitute a waiver of, or estoppel against asserting, the right to require such performance in the future, nor shall it be a waiver or estoppel with respect to later breach of a similar nature or otherwise.

Section 12. Entire Agreement. The terms and conditions of this Security Agreement set forth the entire understanding and agreement between the parties hereto, and supersede all other communications, negotiations and prior oral or written statements regarding the subject matter hereof. No change, modification, rescission, discharge, abandonment or waiver of the terms of this Security Agreement shall be binding upon Secured Party unless made in writing and signed on its behalf by an authorized representative of Secured Party.

Section 13. Miscellaneous. The headings and subheadings herein are for the convenience of the parties only, and shall not affect the construction or interpretation of any of the provisions of this Security Agreement. This Security Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Security Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Security Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed by their respective duly authorized representatives effective as of the date first written above.

"DEBTOR"

ONKYO AMERICA, INC.


By:
       Douglas E. Pillow
       Executive Vice President - Finance




"SECURED PARTY"

TOP SOURCE AUTOMOTIVE, INC.


By:


Its:_____________________________________